Exhibit 10.25

REIMBURSEMENT AGREEMENT

REIMBURSEMENT AGREEMENT, dated as of July 12, 2005, among GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (“GS”), SPIRIT AIRLINES, INC., a Delaware corporation (“SAI”), and SPIRIT AVIATION SERVICES, LLC, a Michigan limited liability company (the “Guarantor”).

WHEREAS, SAI is a party to the Bankcard Agreement (such term and other capitalized terms used herein are defined in Section 1 below) and has requested the Servicers to reduce the amount required to be maintained in the Reserve Account;

WHEREAS, to induce GS to incur its obligations under this Agreement, the Subordinated Creditors have entered into the Collateral Agency, Subordination and Intercreditor Agreement;

WHEREAS, subject to the terms and conditions hereinafter set forth, GS is willing to arrange for an Acceptable Letter of Credit to be issued in favor of the Servicers by a Qualified Bank;

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1 DEFINITIONS.

1.1 Definitions. When used herein the following terms shall have the following meanings:

“Acceptable Letter of Credit” means a letter of credit (a) issued for the benefit of the Servicers by an entity that is, as of the date of issuance of the relevant Letter of Credit, a Qualified Bank, (b) that is in substantially the form of Exhibit A hereto or such other form as is acceptable to Servicers as to form in all respects, (c) which is drawable, in one or more drawings, aggregating not in excess of the Adjusted Stated Limit at an office or branch of the Issuing Bank (or an advising bank) in New York City or at such other place as shall be acceptable to Servicers and set forth in the relevant Acceptable Letter of Credit against the presentation of a Drawing Certificate, (d) which is payable in United States Dollars, (e) that is governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (“Uniform Customs”) and, to the extent not governed thereby, the laws of the State of New York.

“Accrued Commitment Fee” means of the aggregate amount of the monthly Commitment Fee which, pursuant to Section 2.2, has been accrued.

“Adjusted Stated Limit” means at any time:

(i)	$30,000,000; minus

(ii)	the aggregate amount of all Drawings paid pursuant to a Letter of Credit.

It being understood that the Adjusted Stated Amount and the Available Amount defined in the Letter of Credit in the form delivered on the Effective Date shall be the same amount at any time of determination.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“After-Tax Basis” means, with respect to any payment required to be made on an After-Tax Basis, that such payment shall be supplemented by and include such additional amount or amounts as may be necessary to hold the recipient of such payment harmless from all Taxes imposed by any taxing authority resulting from the receipt or accrual of such payment and such supplemental amounts so that, after deduction of all Taxes resulting from such receipt or accrual, the net amount received after deduction of all such Taxes is equal to the amount which would have been received if no deduction had been required to be made. Such calculations shall be made on the basis of the amounts of Taxes actually required to be paid by the recipient

“Aircraft” means each airframe described on Exhibit B hereto and any other airframe which SAI or any Subsidiary may, from time to time, acquire, obtain and own free and clear of Liens other than Liens in favor of GS and the Senior Subordinated Creditors, in each case together with any and all engines and parts incorporated in or attached to such airframe to the extent the same are owned by SAI or any Subsidiary free and clear of Liens other than Liens in favor of GS and the Senior Subordinated Creditors.

“Balance Requirement” means 100% of Bankcard ATL at any time of determination.

“Bankcard ATL” has the meaning set forth in Section 1.21 of Annex I to the Bankcard Agreement.

“Bankcard Agreement” means the Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI and the Servicers, as amended.

“Bankruptcy Forbearance Period” has the meaning in Section 8.3.

“Bankruptcy Event of Default” means an Event of Default pursuant to Section 8.1(g) or Section 8.1(h) of this Agreement that arises under the Bankruptcy Law.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy”.

“Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement maintained, contributed to, or required to be contributed to by SAI or any Subsidiary or with respect to which SAI or any Subsidiary has any Liability or potential Liability.

“Blocked Account” means each of the Deposit Accounts referred to in Section 2.01(i) of each of the SAI Security Agreement and the Guarantor Security Agreement required to be subject to a Blocked Account Agreement.

“Blocked Account Agreement” means a Deposit Account Control Agreement, as such term is defined in Section 2.01(i) of each of the SAI Security Agreement and the Guarantor Security Agreement.

“Business” means the business of SAI and its Subsidiaries as currently conducted.

“Business Day” means any day on which banks are open for commercial banking business in New York, New York.

“Cash Collateralize” means to deliver cash collateral to GS pursuant to documentation satisfactory to GS. Derivatives of such term have corresponding meanings.

“Change in Control” means the occurrence of any of the following: (i) affiliates of Oaktree Capital Management, LLC cease to own at least 51% of the common stock of SAI (calculated on an as-if-converted and fully diluted basis), (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of SAI and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), (iii) the adoption of a plan relating to the liquidation or dissolution of SAI, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than affiliates of Oaktree Capital Management, LLC, becomes the “beneficial owner” (as such term is used in Section 13(d)(3) of the Exchange Act), directly or indirectly, of more than 50% of the common stock of SAI or, as applicable, the entity surviving such transaction; or (v) the first day on which a majority of the members of the Board of Directors of SAI are not Continuing Directors.

“Chargebacks” shall have the meaning set forth in the Bankcard Agreement

“CMS” means Chase Merchant Services L.L.C.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means SAI Collateral and the Guarantor Collateral.

“Collateral Agent” means Wells Fargo Bank Northwest, National Association, or such other collateral agent appointed pursuant to the Collateral Agency, Subordination and Intercreditor Agreement.

“Collateral Agency, Subordination and Intercreditor Agreement” means the Collateral Agency, Subordination and Intercreditor Agreement, dated as of July 12, 2005, among SAI, the Guarantor, the Collateral Agent, the Senior Subordinated Creditors, the Junior Subordinated Creditors and GS.

“Commitment Amount” means, at any time of calculation, the Adjusted Stated Limit at that time plus the Accrued Commitment Fee.

“Commitment Fee” means, at any time of calculation, an amount equal to 17% per annum of the Commitment Amount, payable of the last day of each calendar month.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of SAI who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Control Notice” has the meaning set forth in the Collateral Agency, Subordination and Intercreditor Agreement.

“Copyright Security Agreement” means, if any, each Copyright Security Agreement, in form and substance reasonably acceptable to GS, executed and delivered by SAI or the Guarantor to the Collateral Agent.

“Copyrights” means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

“Covenant Event of Default” means an Event of Default under Section 8.1 other than an Event of Default arising under any of Sections 8.1(a), 8.1(b), 8.1(e), 8.1(g), 8.1(h), 8.1(j) or 8.1(k), or under Section 8.1(d) to the extent the same relates to a failure by SAI or any Subsidiary to comply in all material respects with a Non-Waiveable Covenant.

“Covenant Forbearance Period” has the meaning in Section 8.2.

“Cumulative EBITDA” of SAI means, with respect to any three consecutive calendar month period, the sum of consolidated net income plus, to the extent deducted in computing consolidated net income, (i) consolidated interest expense net of the sum of interest income plus capitalized interest expense, (ii) consolidated income taxes paid or reserved for such three month period, and (iv) consolidated depreciation and amortization, in each case for such three month period and as computed in accordance with Generally Accepted Accounting Principles.

“Cumulative EBITDA Report” means a certificate signed by an Officer of SAI that calculates Cumulative EBITDA with respect to the three consecutive full calendar month period ending the month prior to the delivery date for each Cumulative EBITDA Report.

“Cumulative EBITDA Report Date” means the last Business Day of each calendar month, commencing with the fourth full calendar month after the Effective Date.

“Default” means any event, occurrence of condition which, with the passage of time or the giving of notice of both, would become an Event of Default.

“Dollars”, “$” or “US Dollars” means the lawful currency of the United States of America.

“Drawing” means a demand, not in excess of the then available Drawing Amount, made under a Letter of Credit pursuant to a Drawing Certificate.

“Drawing Amount” means, at any time, an amount equal to the lesser of the (x) Adjusted Stated Limit and (y) the amount by which the Chargebacks and other due fees intended to be collateralized by the Reserve Account then owing by SAI under the Bankcard Agreement (excluding any Chargebacks and other amounts for which a Drawing has been previously made under the Letter of Credit) exceeds the sum of (i) cash on deposit in the Reserve Account at the time of such demand plus (y) the available amount under any other guaranty, letter of credit or other collateral provided by SAI as collateral for its obligations under the Bankcard Agreement.

“Drawing Certificate” means, a certificate of a duly authorized officer of one of the Servicers that:

(a) Chargebacks and other currently due fees intended to be collateralized by the Reserve Account are due and owing which are in excess of the sum of (x) cash on deposit in the Reserve Account at the date of such Demand Certificate plus (y) the available amount under any other guaranty, letter of credit or other collateral provided by SAI as collateral for its obligations under the Bankcard Agreement; and

(b) Sets forth a calculation in reasonable detail of the Drawing Amount;

or such other drawing certificate provided for in a Letter of Credit.

“Effective Date” means the date the conditions precedent set forth in Section 7 shall have been complied with to the satisfaction of GS.

“Environmental Law” means all Governmental Requirements relating to pollution or the protection of the environment, or human health or safety.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity treated as a single employer with the Issuer or any Subsidiary for the purposes of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Issuer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Expiry Date” means December 31, 2008 or such earlier date on which this Agreement may be terminated by SAI pursuant to Section 2.4 or by GS pursuant to Section 8.

“FAA” means the Federal Aviation Administration of the United States of America.

“FAA Collateral” means the Aircraft and Spare Parts.

“Federal Aviation Act” means Title 49 of the United States Code which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958 and the regulations promulgated thereunder.

“Federal Registration Collateral” means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

“Financing Document” means this Agreement, the Security Agreements, the Servicer Consent, the Blocked Account Agreement and the Collateral Agency, Subordination and Intercreditor Agreement.

“Forbearance Period” means either a Covenant Forbearance Period or a Bankruptcy Forbearance Period, as the case may be.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Gates” means all of the right, title, privilege, interest and authority of SAI or any Subsidiary with respect to premises used for the purpose of holdroom seating and boarding space and related aircraft parking positions to enplane and deplane passengers at any airport or terminal in the United States at which SAI, or, if applicable, such Subsidiary, or any sublessee of SAI or such Subsidiary, as the case may be, conducts scheduled operations, arising under any lease, usufruct, use agreement, facility agreement or similar agreement governing the right to use that portion of the premises demised or covered by such lease, usufruct, use agreement, facility agreement or similar agreement. The airports in the United States at which Borrower conducts scheduled operations as of the Effective Date are listed in Schedule 1.

“Governmental Authority” means any national, state, cantonal, municipal or other sovereign government and any federal, regional, state, county, cantonal, municipal, foreign, international or governmental or regulatory authority, administrative agency or government, department, board, body, instrumentality, commission, court, other judicial body or any political or other subdivision of any of the foregoing.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantor Collateral” means the “Collateral”, as such term is defined in the Guarantor Security Agreement.

“Guarantor Security Agreement” means the Security Agreement and Chattel Mortgage, dated as of as of the Effective Date, granted by the Guarantor in favor of the Collateral Agent.

“Guaranty” means, with respect to any Subsidiary, the obligations of such Subsidiary under Section 4 hereof.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations under leases commonly known as synthetic leases or leases that require such Person or its Affiliate to make payments over the term of such lease based on the purchase price or appraised value of the asset subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such asset, and (l) any capital stock (including partnership and membership interests) of such Person in which such Person has a mandatory obligation to redeem such stock to the extent such stock is redeemable prior to the Expiry Date. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person holds a partnership interest) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Initial Accrual Period” means the period from the date of issuance of the first Acceptable Letter of Credit hereunder until the earlier of (x) July 1, 2007 and (y) the later of (i) July 1, 2006 and (ii) the first day of the calendar month following the first three consecutive fiscal months following the date hereof in which Cumulative EBITDA for such three consecutive months is greater than $1.00.

“Intellectual Property” means, collectively, all Copyrights, Patents and Trademarks.

“Interest Rate” means 17% per annum.

“Issuing Bank” means, in the case of the original Letter of Credit, [Bayerische Hypo-und Vereinsbank AG, New York Branch], and, in the case of any subsequent Acceptable Letter of Credit, any Qualified Bank that is the issuer thereof.

“JPMorgan” means JPMorgan Chase Bank.

“Junior Subordinated Creditors” means Jacob Schorr, Julianne B. Schorr, The David B. Schorr Trust, The Elliot A. Schorr Trust, The Raphael A. Schorr Trust, The Dina L. Schorr Trust and Mark S. Kahan, as holders of the Junior Subordinated Indebtedness.

“Junior Subordinated Indebtedness” means “Subordinated Shareholder Indebtedness” as that term is defined in the Collateral Agency, Subordination and Intercreditor Agreement.

“Letter of Credit” means the Acceptable Letter of Credit in effect from time to time.

“Liabilities” means all Indebtedness, obligations and other liabilities (and contingencies that have become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due).

“Liens” means any lien, mortgage, encumbrance, pledge, charge, easement, restriction, covenant, lease or security interest of any kind (including any conditional sale or other title retention agreement) or other right or claim of any kind.

“material adverse change” or “Material Adverse Change” means any circumstance or event that has had a Material Adverse Effect.

“Material Adverse Effect” means any event, change or development, or combination of events, changes or developments, individually or in the aggregate, that has or would reasonably be expected to have a significant material adverse effect on (a) the business, operations, property, prospects or financial condition of SAI, or SAI and its Subsidiaries taken as a whole, (b) the right or ability of SAI or its Subsidiaries to fully, completely and timely perform any of their obligations under this Agreement and any of the Security Agreements to the extent a party thereto, (c) the validity or enforceability of any of the Security Agreements against SAI or any Subsidiary which is a party thereto, or (d) the validity, perfection or priority of any Lien intended to be created under or pursuant to any of the Security Agreements.

“Modified Balance Requirement” means any decrease in the amount required to be maintained in the Reserve Account below the Balance Requirement that occurs concurrently with the elimination of the requirement to maintain “Full Coverage” as defined in the Bankcard Agreement as of the date of this Agreement.

“Non-Waiveable Covenants” shall mean Sections 2, 5.1, 5.5, 5.6, 6.1, 6.2 and 6.3 of this Agreement.

“Noteholder” means “Noteholder” as defined in the Collateral Agency, Subordination and Intercreditor Agreement.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of SAI or the Guarantor under this Agreement and any other Financing Document, including, without limitation, the Commitment Fee, the Accrued Commitment Fee and all Reimbursement Claims all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Overdue Rate” means the Interest Rate plus 2% per annum.

“Paid in Full” means (a) the payment in full and performance of all Obligations, (b) the termination of GS’s obligations under this Agreement and (c) if a Letter of Credit shall be in effect, either (i) the cancellation and return to GS of the Letter of Credit or (ii) the cash collateralization of (x) the maximum aggregate amount available for drawing under the Letter of Credit under any and all circumstances plus (y) the aggregate amount of all unpaid Reimbursement Claims. If GS is required in any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, in respect of SAI or the Guarantor, or otherwise to disgorge, turn over or otherwise pay to the estate of any of SAI or the Guarantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of GS shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such amount had not been received and the Obligations shall be deemed not to have been Paid in Full. If this Agreement or any Security Agreement or other Financing Document shall have been terminated prior to such Recovery, this Agreement, such Security Agreement or other Financing Document shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto or thereto.

“Parts” means all aircraft equipment, pieces, and parts (excluding airframes and engines) from time to time stored at any location, including, without limitation, all rotable and consumable parts whether or not serialized, as identified by manufacturer part number, all airframe, engine and landing gear parts and pieces and all parts used in the support of operation of the foregoing, including, without limitation, all components, appliances, avionics, hydraulics, gauges, instruments, base assemblies, sub-assemblies and tooling.

“Patent Security Agreement” means, if any, each Patent Security Agreement, in form and substance reasonably acceptable to GS, executed and delivered by SAI or the Guarantor to the Collateral Agent.

“Patents” means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

“Permitted Encumbrance” has the meaning set forth in the Collateral Agency, Subordination and Intercreditor Agreement.

“Permitted Lien” has the meaning set forth in the Collateral Agency, Subordination and Intercreditor Agreement.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Purchase Agreement” means the Amended And Restated Securities Purchase Agreement, dated July 12, 2005 among the Senior Subordinated Creditors, SAI, Guarantor and the Collateral Agent.

“Qualified Bank” means the Issuing Bank and any financial institution which has (a) a Standard & Poor’s rating greater than or equal to “A-” and a Moody’s Investor Services, Inc. rating greater than or equal to “A3”, and (b) has a branch(es) located within the contiguous United States at which drafts can be presented for drawings under an issued Acceptable Letter of Credit.

“Reimbursement Agreement” means any agreement between GS and/or one of its Affiliates, providing for the reimbursement to the Issuing Bank of Drawings made pursuant to the Letter of Credit.

“Reimbursement Claim” has the meaning set forth in Section 2.3.

“Reserve Account” means the reserve account established pursuant to Section 20 of the Bankcard Agreement.

“SAI Collateral” means the “Collateral”, as such term is defined in SAI Security Agreement.

“SAI Security Agreement” means that certain Security Agreement and Chattel Mortgage, dated as of even date herewith, made by SAI in favor of the Collateral Agent for the benefit of GS, as amended from time to time.

“Security Agreements” means SAI Security Agreement, the Guarantor Security Agreement and each, Copyright Security Agreement, Patent Security Agreement, Slots Security Agreement, and Trademark Security Agreement.

“Security Interests” means the security interests granted or provided for pursuant to SAI Security Agreement, the Guarantor Security Agreement and each Copyright Security Agreement,

Patent Security Agreements, Slots Security Agreement, and Trademark Security Agreement, as well as all other security interests created, assigned or provided as additional security for the Obligations pursuant to the provisions of this Agreement or any of the other Financing Documents.

“Senior Subordinated Creditors” means the Noteholders (as such term is defined in the Purchase Agreement) and Jacob Schorr, Julianne B. Schorr, The David B. Schorr Trust, The Elliot A. Schorr Trust, The Raphael A. Schorr Trust, The Dina L. Schorr Trust and Mark S. Kahan, as holders of the Pari Existing Shareholder Notes (as such term is defined in the Collateral Agency, Subordination and Intercreditor Agreement).

“Senior Subordinated Indebtedness” means “Note Obligations” as defined in the Purchase Agreement and the “Pari Existing Shareholder Note Obligations” as defined in the Collateral Agency, Subordination and Intercreditor Agreement.

“Servicer Consent” means the consent of CMS to the hypothecation of the Bankcard Agreement by SAI to GS and the covenant of CMS not to disburse funds due SAI except to the Blocked Account.

“Servicers” means JPMorgan and CMS.

“Slots” means all “slots” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or re-codified from time to time, of SAI and if applicable, any Subsidiary, now held or hereafter acquired (other than “slots” which have been permanently allocated to another air carrier and in which SAI and if applicable, any Subsidiary, holds temporary use rights). The Slots held by SAI or any Subsidiary as of the Effective Date are listed in Schedule 1.

“Slots Security Agreement” means the Slot Security Agreement, dated as of even date herewith, made by SAI in favor of the Collateral Agent for the benefit of GS, as amended from time to time.

“Subordinated Creditors” means the Senior Subordinated Creditors and the Junior Subordinated Creditors.

“Subordinated Indebtedness” means the Senior Subordinated Indebtedness and the Junior Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Trademark Security Agreement” means, if any, each Trademark Security Agreement, in form and substance reasonably acceptable to GS, executed and delivered by SAI or the Guarantor to the Collateral Agent.

“Trademarks” means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

“Transaction” means the entry by SAI and Guarantor into this Agreement and the Security Agreements, and the arrangement and delivery to Servicers on behalf of SAI of Acceptable Letters of Credit pursuant hereto.

“UCC” means the Uniform Commercial Code, as adopted by the State of New York.

1.2 Other Interpretive Provisions.

(a) all capitalized terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided for by the UCC.

(b) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(c) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The term “including” is not limiting and means “including without limitation.”

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(f) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Financing Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(g) This Agreement and the other Financing Documents are the result of negotiations among and have been reviewed by counsel to GS, SAI and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against GS merely because of GS’s involvement in their preparation.

SECTION 2 ACCEPTABLE LETTER OF CREDIT.

2.1 Acceptable Letter of Credit or Cash Deposit to Servicers.

(a) On the Effective Date GS shall deliver to Servicers an Acceptable Letter of Credit in the amount of Thirty Million United States Dollars ($30,000,000).

(b) At all times after the Effective Date to and through the Expiry Date when Servicers hold a Letter of Credit (provided that if GS shall have demanded cash collateral in respect of an Event of Default pursuant to Section 8 of this Agreement, such cash collateral shall have been delivered), GS shall deliver to Servicers such renewals and replacements of such Letter of Credit as are necessary to assure that Servicers are at all times in possession of an Acceptable Letter of Credit, which delivery shall be made prior to the time when Servicers would be entitled to draw such Letter of Credit by reason of its non-renewal.

(c) Intentionally Omitted.

(d) At least 90 days prior to the issuance of a renewal or replacement for an Acceptable Letter of Credit pursuant to Section 2.1(b), GS shall notify SAI and Servicers of the terms and conditions thereof and shall afford SAI and Servicers an opportunity review and approve or disapprove any deviation from the terms of the Letter of Credit then in effect. SAI shall not have the right to object to the terms of any proposed renewal or replacement of an Acceptable Letter of Credit that is acceptable to CMS and is consistent with Exhibit A hereto in all material respects. In particular, GS agrees that the definition of Available Amount and the text Exhibit A shall not be modified from the form in which the same exist on the Effective Date without consent of SAI.

2.2 Commitment Fee, Accrued Commitment Fee.

(a) SAI agrees to pay GS the Commitment Fee in monthly installments in arrears on the last day of each month commencing on July 31, 2005, as set forth below:

(i) So long as no Event of Default has occurred and is continuing under Section 8.1(g) or Section 8.1(h), SAI may elect to accrue any or all of a monthly payment of the Commitment Fee during the Initial Accrual Period. Any amount so accrued shall be added to the Accrued Commitment Fee, and shall be compounded monthly.

(ii) SAI may elect to accrue not in excess of 5/17ths of the monthly Commitment Fee after the Initial Accrual Period. Any amount so accrued shall be added to the Accrued Commitment Fee.

(iii) If at any time an Event of Default has occurred and is continuing under Section 8.1(g) or Section 8.1(h), SAI may elect to accrue not in excess of 5/17ths of the monthly Commitment Fee. Any amount so accrued shall be added to the Accrued Commitment Fee.

Any amount of the Commitment Fee which is not accrued shall be paid in immediately available funds to GS.

(b) On each Cumulative EBITDA Report Date, SAI shall deliver a Cumulative EBITDA Report to GS. Following the end of the Initial Accrual Period, the cash portion of the Commitment Fee which becomes payable upon the end of the Initial Accrual Period shall be due and payable ten (10) Business Days after the date for timely delivery of the Cumulative EBITDA Report that discloses (or would have so disclosed if the same had been timely delivered) the end of the Initial Accrual Period.

(c) On the Expiry Date, SAI shall pay all Accrued Commitment Fees.

2.3 Reimbursement Obligation; SAI Right to Require Assignment.

(a) SAI hereby unconditionally and irrevocably agrees to reimburse GS (i) for any payment or disbursement made by GS (or its Affiliate, as the case may be) pursuant to the Reimbursement Agreement to the Issuing Bank for honoring any demand under the Letter of Credit or (ii) for any application of CMS Cash Collateral by an Issuing Bank to reimburse said Issuing Bank for a draw under a Letter of Credit (each, a “Reimbursement Claim”) on the day on which GS notifies SAI in writing that GS has made such payment or disbursement or a Servicer has made such withdrawal (the “Reimbursement Claim Payment Date”). Such Reimbursement Claim shall accrue interest at a rate per annum equal to the Interest Rate from the making of such payment or disbursement by GS until an Event of Default occurs in respect of such Reimbursement Claim Payment Date, which interest shall be due and payable in cash on the earlier of that date when the Reimbursement Claim is paid or the Reimbursement Claim Payment Date. Any Reimbursement Claim not reimbursed on or before the occurrence of an Event of Default in respect of Reimbursement Claim Payment Date shall thereafter bear interest from such date to the date that GS is reimbursed by SAI, payable on demand, at a rate per annum equal to the Overdue Rate. GS shall also use its best efforts notify SAI whenever GS receives notice from the Issuing Bank that it has received a demand under the Letter of Credit; provided that the failure of GS to so notify SAI shall not affect the rights of GS in any manner whatsoever.

(b) SAI’s reimbursement obligations in respect of a Reimbursement Claim hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of the Letter of Credit, this Agreement or any other Financing Document, (ii) the existence of any claim, set-off, defense or other right which SAI or any of its Affiliates may have at any time against the Servicers, GS, the Issuing Bank or any other Person, whether in connection with the Letter of Credit, this Agreement, any other Financing Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between SAI or any of its Affiliates and Servicers, GS, the Issuing Bank or any other Person), (iii) the validity, sufficiency or genuineness of any document which the Issuing Bank has determined complies on its face with the terms of the Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

(c) In lieu of directly tendering payment of any Reimbursement Claim, SAI shall have the right, but not the obligation, to request that any direct or indirect Noteholder pay such Reimbursement Claim on behalf of SAI and any direct or indirect Noteholder shall have the right but not the obligation to so agree, whereupon such payment by a direct or indirect Noteholder, if made, shall be accepted by GS as if the same had been tendered by SAI and shall deemed to constitute a concurrent sale of a secured note by SAI in like amount to the order of such direct or indirect Noteholder under and pursuant to the terms of the Amended and Restated Securities Purchase Agreement.

2.4 Termination of the Commitment. Subject to the conditions set forth below, SAI may, on at least five Business Days’ prior written notice received by GS, terminate GS’s obligations under this Agreement provided that the following conditions are satisfied:

(a) The stated date of termination is after December 31, 2006;

(b) If (i) the stated date of termination is between January 1, 2007 and June 30, 2007, then SAI shall pay or cause to be paid a premium equal to 10% (1000 basis points) or (ii) the stated date of termination is between July 1, 2007 and December 31, 2007, then SAI shall pay or cause to be paid a premium equal to 5% (500 basis points), in each case times the Commitment Amount plus all Reimbursement Claims that remain unpaid on the date of termination and accrued interest on all such Reimbursement Claims that remain unpaid on the date of termination; and

(c) All of the Obligations (including any prepayment premium due pursuant to Section 2.4(b)) shall have been Paid in Full.

2.5 Making Payments; Setoff; Taxes.

(a) Making of Payments. All amounts payable by SAI or the Guarantor to GS under this Agreement or any other Financing Document shall be made to GS by wire transfer in Dollars in immediately available funds to Citibank, N.A., ABA # 021000089, A/C Name: Goldman Sachs Credit Partners, A/C # 40717188, Ref: Spirit Airlines Credit Card Guarantee, Attn: Bank Loan Operations—Philip Green (or to such other account specified from time to time by GS) not later than noon, local time, on the date due; and funds received after that hour shall be deemed to have been received by GS on the following Business Day. Any amount due and payable under this Agreement which is not paid within the period specified for the payment of such amount shall accrue interest thereon payable on demand and computed at the Overdue Rate. All payments shall be made by SAI without setoff, counterclaim or other defense. At any time that the Overdue Rate is in effect, the two percent (2%) differential between the Interest Rate and the Overdue Rate must be paid to GS in cash regardless of whether GS is otherwise entitled under this Agreement to require SAI to make payment of the remainder of such Overdue Rate interest in cash.

(b) Taxes.

(i) Except where SAI is contesting in good faith and has established adequate reserves, SAI shall pay or cause to be paid all present and future Taxes, duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Governmental Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, or by any jurisdiction through which SAI makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement and the Security Agreements, and all payments of principal, interest and other amounts due under this Agreement and the Security Agreements shall be made without deduction for or on account of any such Taxes, duties, fees and other charges.

(ii) In the event SAI is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid, the principal, interest or other amounts due under this Agreement and the Security Agreements (as the case may be) shall be increased to such amount as shall be necessary to yield and remit to the payees the full amount such payees would have received (taking into account any such Taxes, duties, fees or other charges payable on amounts payable by SAI under this Section had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).

(iii) If this Section applies and GS so requires, SAI shall deliver to GS, official tax receipts evidencing payment (or certified copies of them) of such Additional Amounts within thirty (30) days of the date of payment.

(iv) SAI shall pay all Taxes (including, without limitation, stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of this Agreement (including translation costs) and the Security Agreements and shall, upon notice from GS, reimburse Gs for any such Taxes, duties, fees or other charges paid by GS thereon. Notwithstanding the foregoing, for purposes of this section 2(b)(iv) the term “Taxes” (i) does not include taxes imposed by the United States if GS is not incorporated under the laws of the United States or a state thereof unless GS (A) delivers to SAI within ten days after execution of this Agreement two copies of Internal Revenue Service Form W-8BEN or W-8ECI, certifying that GS is entitled to receive payments under this Agreement without deduction or withholding of federal income taxes and Internal Revenue Service Form W-8 or W-9 certifying that GS is exempt from United States backup withholding tax, and (B) delivers to SAI from time to time renewal or amended copies of such forms before they expire or become obsolete or incorrect in any respect, and (ii) does not include any tax with respect to which GS may be entitled to an exemption from withholding or reduced rate of withholding unless GS takes whatever actions are required in order to qualify for such exemption or reduced withholding rate. If SAI shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or such instrument, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) GS will receive an amount equal on an After-Tax Basis to the sum it would have received had no such deductions been made, SAI shall make such deductions and SAI shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

SECTION 3 REPRESENTATIONS AND WARRANTIES.

To induce GS to enter into this Agreement and to perform its obligations hereunder:

3.1 Representations and Warranties of SAI and the Guarantor. SAI and the Guarantor jointly and severally hereby represent, warrant and covenant to GS that, as of the date hereof, each of the following representations and warranties set forth below in this Section 3.1 is true and correct:

(a) Organization; Powers. Each of SAI and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a material adverse effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. SAI is an “air carrier” within the meaning of the Air Transportation Safety and System Stabilization Act, P.L. 107-42 and holds a certificate under Sections 41102(a)(1) and 41103 of Title 49. SAI and each Subsidiary of SAI engaged in operations as an “air carrier” is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 (a “United States Citizen”) and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. SAI and each of its Subsidiaries possess all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business.

(b) Authorization; Enforceability. The Transactions are within the corporate power and limited liability company power of SAI and the Guarantor, respectively, and have been duly authorized by all necessary corporate and limited liability company action of SAI and the Guarantor. This Agreement has been duly executed and delivered by SAI and the Guarantor and constitutes a legal, valid and binding obligation of SAI and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Consents and Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect or where failure to obtain such consent or approval will not have a Material Adverse Effect and (y) filings and recordings required to perfect and assign the Liens created under the Security Agreements, (ii) will not violate the charter, by-laws or other organizational documents of SAI or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon SAI or any of its Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by SAI or any of its Subsidiaries, except where such violation would not have a material adverse effect (iv) will not result in the creation or imposition of any Lien on any asset of SAI or any of its Subsidiaries except as contemplated as part of the Transactions, and (v) will not violate any Governmental Requirement, except where such violation would not have a material adverse effect.

(d) Financial Statements. SAI has heretofore furnished to GS (a) audited consolidated financial statements (including the statement of income, cash flows and stockholders equity) of SAI and its Subsidiaries for the years ended December 31, 2002, December 31, 2003, and (b) unaudited consolidated financial statements (including the statement of income, cash flows and stockholders equity) of SAI and its Subsidiaries for year ended December 31, 2004 and the Fiscal Quarter ended March 31, 2005. Such financial and other information is accurate in all material respects as of the dates and for such periods set forth therein and presents fairly, in all material respects, the financial condition, results of operations and changes in financial position of the Persons reflected therein on a consolidated basis as of such dates and for such periods, in conformity with GAAP consistently applied.

(e) Properties.

(i) SAI or its Subsidiary has valid leasehold interests in all the property subject to a lease and each such lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such lease is necessary for SAI or the Guarantor to enter into this Agreement or the Security Agreements, except as set forth on Schedule 3.1(e)(i). Except as set forth on Schedule 3.1(e)(i), to the best knowledge of SAI, no other party to any such lease is in default of its material obligations thereunder, and SAI (or any other party to any such lease) has not at any time delivered or received any notice of default which remains uncured under any such lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such lease.

(ii) SAI or its Subsidiaries has good and valid title (including good, valid, and marketable, fee simple or good and valid leasehold title on all real property, as the case may be) in each case free and clear of all liens, claims, charges, options, encumbrances, mortgages, pledges or security interests (herein called the “Encumbrances”), except for Permitted Encumbrances and except for matters disclosed on Schedule 3.1(e)(ii) hereto.

(f) Litigation; Commercial Tort Claims. Except as set forth on Schedule 3.1(f)(i), there are no judgments, decrees or orders in effect and binding on SAI, any of its Subsidiaries or any of their respective assets and no actions, suits, or proceedings (or facts that would reasonably be expected to give rise to an action, suit, or proceeding) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of SAI, threatened against SAI or any of its Subsidiaries or any of their respective assets that could be reasonably expected to have a material adverse effect.

(g) Compliance with Governmental Requirement and Agreements. Each of SAI and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its property, and is in compliance with all indentures, agreements and other instruments binding upon it or its property, except to the extent any noncompliance, individually or in the aggregate, could not reasonably be expected to have a material adverse effect. Neither SAI nor any of its Subsidiaries is bound by any agreement, document, instrument, judgment, decree, order, statute, law, rule or regulation that limits or could reasonably be expected to limit its performance under this Agreement or any of the Security Agreements.

(h) Investment and Holding Company Status. Neither SAI nor any of its Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(i) Taxes. SAI and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which SAI and such Subsidiary or Subsidiaries of SAI, as applicable, has set aside on its books adequate reserves in accordance with GAAP, and except for Taxes for which the failure to pay or file related returns or reports would not have a material adverse effect. None of SAI or any Subsidiaries of SAI has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations or period in respect of any tax liabilities. The charges, accruals and reserves in the financial statements provided to GS in respect of taxes for all fiscal periods are adequate, and there are no known material unpaid assessments for additional taxes for any fiscal period or of any basis therefor. Except as set forth on Schedule 3.1(i), neither SAI nor any of its Subsidiaries is a party to any tax sharing agreement with any Person other than SAI or its Subsidiaries.

(j) ERISA. Each Benefit Plan is disclosed on Schedule 3.1(j) attached hereto. Except as disclosed on Schedule 3.1(j): (i) each Benefit Plan has at all times been maintained, funded and administered in accordance with its terms and the terms of any collective bargaining agreements, and each Benefit Plan and the administration thereof complies, and has at all times complied in all material respects, with the requirements of all applicable Governmental Requirement, including but not limited to ERISA and the Code; (ii) each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, each trust that forms a part of any such Benefit Plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code, and each such Benefit Plan has been timely amended to comply with the requirements of the tax legislation commonly known as “GUST” and “EGTRRA” and has filed for a determination with regard to the GUST amendments within the remedial amendment period described by GUST; (iii) neither SAI nor any Subsidiary is now, nor at any time has been, treated as a single employer, as defined in Section 414 of the Code, with any other SAI, entity or enterprise; (iv) no Benefit Plan has incurred any “accumulated funding deficiency” within the meaning of Section 302 of ERISA or Section 412 of the Code; (v) the “amount of unfunded benefit liabilities” within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA; (vi) no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan, and none of SAI, any Subsidiary or any ERISA Affiliate has any current or reasonably anticipated future Liability to or in connection with the PBGC with respect to any Benefit Plan (other than the routine payment of basic benefit premiums under Section 4007(a) of ERISA) or otherwise has any Liability or potential Liability under Title IV of ERISA; (vii) no Taxes have been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto); (viii) no Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA; (ix) none of SAI, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any Liability for any Taxes imposed under Sections 4971 through 4980B of the Code or Section 406 of ERISA or civil Liability under Section 502(i) or (l) of ERISA; (x) no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement; (xi) no Benefit Plan provides health or death or other welfare-type benefit coverage beyond the termination of an employee’s employment, except as required by Part 6 of Subtitle B of Title I of

ERISA or Section 4980B of the Code or similar state law (“COBRA”); (xii) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan and there are no facts or circumstances known to SAI or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation; (xiii) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Effective Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of such date, all of which accruals under unfunded Benefit Plans are as disclosed on Schedule 3.1(j); and (xiv) SAI, its Subsidiaries and any ERISA Affiliates have complied in all material respects with COBRA and SAI and each of its Subsidiaries has each performed all material obligations required to be performed as of the Effective Date under all Benefit Plans.

(k) Capital Structure. All of the outstanding equity securities of SAI and each of its Subsidiaries are duly authorized, validly issued, fully paid and non-assessable free and clear of any preemptive or similar right. Subject to the accuracy of the representations and warranties set forth in Section 4.2 of the Purchase Agreement, all such securities have been offered and sold in compliance with applicable securities laws. Except as set forth on Schedule 3.1(k) hereto or in the Purchase Agreement, there are no outstanding shareholders agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the Equity securities of SAI or any of its Subsidiaries or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature, or require SAI or any of its Subsidiaries to declare or pay any dividends or distributions or register securities under applicable securities laws. Neither SAI nor any of its Subsidiaries is obligated to issue or sell any of its Equity securities to any Person, except as set forth on Schedule 3.1(k) hereto or pursuant to the Transaction Documents.

(l) Intellectual Property.

(A) Set forth on Schedule 3.1(l)(A) is a complete and correct list of the following that are owned, licensed by, or used by SAI or its Subsidiaries:

(i)	patented or registered Intellectual Property and pending patent applications or other applications for registrations of Intellectual Property;

(ii)	material unregistered trademarks, material unregistered service marks, trade names, corporate names, and Internet domain names;

(iii)	material unregistered copyrights;

(iv)	computer software (other than commercially available off-the-shelf software purchased or licensed for less than $1,000 per copy); and

(v)	any other material Intellectual Property (collectively, the “SAI Intellectual Property”).

(B) SAI and its Subsidiaries exclusively own and possess all right, title and interest in and to, or have a valid and enforceable license to use pursuant to a written license agreement set forth on Schedule 3.1(l)(B), all SAI Intellectual Property necessary for the operation of the Business. SAI Intellectual Property is all of the Intellectual Property necessary for the operation of the Business.

(C) To the knowledge of SAI and each Subsidiary, except as disclosed on Schedule 3.1(l)(C), SAI Intellectual Property is free and clear of all Liens, other than Permitted Liens, and is not subject to any restrictions or limitations regarding use or disclosure other than pursuant to a written license agreement set forth on Schedule 3.1(l)(B).

(D) Except as disclosed on Schedule 3.1(l)(D) attached hereto:

(i)	all registrations and patents with, and applications to, Governmental Authorities in respect of SAI Intellectual Property are valid and in full force and effect;

(ii)	to the knowledge of SAI and each Subsidiary, SAI and its Subsidiaries have taken all commercially reasonable action to maintain and protect all SAI Intellectual Property, and will continue to maintain and protect all SAI Intellectual Property, including reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets;

(iii)	neither SAI nor any Subsidiary has any knowledge that SAI Intellectual Property is being infringed or misappropriated by any other Person;

(iv)	to the knowledge of SAI or any Subsidiary, neither SAI nor any Subsidiary has infringed or misappropriated any Intellectual Property of any other Person, and the operation of the Business does not and will not infringe or misappropriate any Intellectual Property of any other Person;

(v)	no claim is pending or, to the knowledge of SAI or any Subsidiary, has been threatened to the effect that SAI or any Subsidiary is infringing or misappropriating any Intellectual Property of any other Person or with respect to the ownership, validity, license or use of, or any infringement resulting from, either SAI’s or any Subsidiary’s Intellectual Property or the sale of any products by SAI or any Subsidiary; and

(vi)	SAI and its Subsidiaries own and possess the entire right, title and interest in and to SAI Intellectual Property described on Schedule 3.1(l)(D)(vi) and each item of such SAI Intellectual Property was developed by employees of SAI or its Subsidiaries. All other SAI Intellectual Property that was created, developed by, for or under the direction of SAI or any Subsidiary relating to the Business, was performed by third-parties and is licensed to SAI and/or its Subsidiaries pursuant to the written license agreements set forth on Schedule 3.1(l)(B).

(E) Immediately subsequent to the Effective Date, SAI Intellectual Property will be owned by or available for use by SAI and its Subsidiaries on terms and conditions identical to those under which SAI and its Subsidiaries owned or used SAI Intellectual Property immediately prior to the Effective Date.

(m) Location of Bank Accounts. Schedule 3.1(m) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by SAI, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

(n) Location of Collateral. There is no location at which SAI or any of its Subsidiaries has any Collateral (except for inventory in transit) other than (i) those locations listed on Schedule 3.1(n) and (ii) any other locations approved in writing by the Collateral Agent from time to time. Schedule 3.1(n) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each location at which Collateral is stored. None of the receipts received by SAI from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns.

(o) Environmental Matters.

(i)

Except as set forth on Schedule 3.1(o): (a) each of SAI and its Subsidiaries and their respective corporate predecessors has complied in all material respects with, and is in material compliance with, all Environmental Laws; (b) SAI and each Subsidiary has obtained and materially complied with, and is in material compliance with, all material permits, licenses and other material approvals and authorizations required under Environmental Laws for the occupation of its facilities and the operation of its Business; (c) neither SAI nor any Subsidiary has received any notice, report or other information regarding any violation of any Environmental Laws, or any Liabilities or obligations arising under any Environmental Laws; (d) to the knowledge of SAI or any Subsidiary, there are no underground storage tanks or surface impoundments, asbestos-containing materials (in any form or condition), or any materials or equipment containing polychlorinated biphenyls at any property or facility owned, occupied or operated by SAI or any Subsidiary; (e) neither SAI nor any Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any Hazardous Material) or owned, occupied or operated any facility or property, so as to give rise to Liabilities or obligations pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, or any other Environmental Law; (f) to the knowledge of SAI or any Subsidiary, no facts, events or conditions relating to the past or present properties, facilities, or operations of SAI or any Subsidiary will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any Liabilities or obligations under Environmental Laws; and (g) neither SAI nor any Subsidiary has, assumed, undertaken, or otherwise become subject to any Liability or obligation of any other Person relating to any Environmental Laws.

(ii)	SAI has delivered or made available to GS all environmental reports (including the Phase I environmental report prepared by GaiaTech Incorporated), audits, assessments and other material environmental documents relating to SAI, any Subsidiary, any of their respective predecessors, or any of the past or present facilities, to the extent such documents are in the possession, custody or control of SAI or any Subsidiary.

3.2 Collateral Representations. SAI and Guarantor each further represents and warrants to GS:

(a) Perfection. Upon the (i) delivery to the Collateral Agent of the Collateral consisting of any Investment Property, Instruments, Documents, Chattel Paper or money , (ii) filing of financing statements in appropriate form with the Secretary of State of SAI’s or its Subsidiaries’ jurisdiction of organization and the filing of any necessary registrations, recordations or notices, as applicable, in respect of any Collateral subject to federal registration, and (iii) the Collateral Agent obtaining control of all Deposit Accounts, rights to Letters of Credit, Electronic Chattel Paper and Securities Accounts, the Collateral Agent shall have a valid and perfected security interest in the Collateral, securing the payment of the Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

(b) Certain Collateral Disclosures. Except in each case as set forth on Schedule 3.2(b), neither SAI nor any of its Subsidiaries has any ownership interest in any Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title.

(c) Control Arrangements. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over Deposit Accounts and Securities Accounts, no Person has Control of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which SAI or any of its Subsidiaries has any interest.

SECTION 4 GUARANTY.

4.1 The Guarantor hereby guarantees as a primary obligor and not as a surety to SAI the prompt payment and performance in full when due (whether upon demand, by acceleration or otherwise) of the Obligations (including any interest, fees, costs or charges that would accrue but for the provisions of the Chapter 11 of the United States Code (the “Bankruptcy Code”) after any bankruptcy or insolvency petition under the Bankruptcy Code), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby agrees that if SAI shall fail to pay in full when due (whether upon maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

4.2 The obligations of the Guarantor under this Guaranty are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity, avoidance, subordination or enforceability of the obligations of SAI under this Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (iv) any lien or security interest granted to, or in favor of, GS or the Collateral Agent as security for any of the Guaranteed Obligations shall fail to be perfected or shall fail to have the priority contemplated by the Security Agreements; (v) the consent, forbearance or granting of any indulgence by, or on behalf of GS with respect to any provision of any of the Security Agreements; (vi) the election of any remedy available under the Security Agreements, or on behalf of, GS with respect to all or any part of the Guaranteed Obligations; (vii) the absence of any attempt by, or on behalf of, GS to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations whether from or against SAI or any other Person; (viii) the election by, or on behalf of, GS, in any proceeding instituted under Chapter 11 of the Bankruptcy Code with respect to SAI or the Guarantor, of the application of Section 1111(b)(2) of the Bankruptcy Code; (ix) any borrowing or grant of a security interest by SAI, as debtor-in-possession, under Section 364 of the Bankruptcy Code; or (x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against SAI held by any of GS, for repayment of all or any part of the Guaranteed Obligations or any expenses.

4.3 The Guarantor hereby expressly waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of SAI or any other Person (other than the Guarantor to the extent required by the Bankruptcy Code), protest and all notices whatsoever, and any requirement that GS or Affiliate thereof exhaust any right, power or remedy or proceed against SAI under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any SAI thereof or GS upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between SAI and GS thereof shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by GS thereof, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by GS thereof or any other Person at any time of any right or remedy against SAI or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of SAI, and their successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

4.4 The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of SAI in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantor agrees that it will indemnify GS thereof on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by GS thereof in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Person.

4.5 The Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Guaranty, whether by subrogation or otherwise, against SAI of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of SAI now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the guaranty in this Guaranty is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. The Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of SAI to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, the Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of SAI is dissolved or if substantially all of the assets of SAI are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for GS and be paid over to GS on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under the other provisions of the guarantee contained herein.

4.6 The Guarantor agrees that, as between the Guarantor and GS, the obligations of SAI under this Agreement may be declared to be forthwith due and payable upon an Event of Default for purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against SAI and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by SAI) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

4.7 The Guarantor hereby acknowledges that the guarantee in this Guaranty constitutes an instrument for the payment of money, and consents and agrees that GS, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

4.8 The guarantee in this Guaranty is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

4.9 In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this , then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor, GS or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

4.10 GS is hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, (a) to otherwise renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of any of this Agreement and the Security Agreements in accordance and pursuant to the terms of the relevant L/C Related Document under which the relevant Guaranteed Obligations arise; (b) to accept partial payments on all or any part of the Guaranteed Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of SAI, or any of them; (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations, this Guaranty, any other guaranty of all or any part of the Guaranteed Obligations, and any security or collateral for the

Guaranteed Obligations or for any such guaranty, irrespective of the effect on the contribution or subrogation rights of any Guarantor. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

4.11 Upon the occurrence and during the continuance of an Event of Default, GS may proceed directly and at such times as GS may proceed against SAI pursuant to Section 8 of this Agreement, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Guaranteed Obligations owing to such Persons, without first proceeding against SAI or any other Person, or against any security or collateral for the Guaranteed Obligations. Subject only to the terms and provisions of the Security Agreements, GS shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, SAI or any other Person, on account of the Guaranteed Obligations or any other liability of the Guarantor to GS.

4.12 Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of SAI and any and all other endorsers of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that GS shall have no duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event GS, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such GS shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such GS, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

4.13 The Guarantor consents and agrees that none of GS or any Person acting for or on behalf of GS, shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations.

4.14 No delay on the part of GS in the exercise of any right or remedy arising under this guaranty, the and the Security Agreements or otherwise with respect to all or any part of the Guaranteed Obligations, the Collateral or any other guaranty of or security for all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by GS of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this guaranty shall be binding upon GS or the Collateral Agent, except as expressly set forth in a writing duly signed and delivered by the Collateral Agent and GS. Failure by GS at any time or times hereafter to require strict performance by SAI, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of this Agreement and the Security Agreements now or at any time or times hereafter executed by such Persons and delivered to GS shall not waive, affect or diminish any right of GS at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of GS (or their respective agents, officers or employees), unless such waiver is contained in an instrument in writing, directed and delivered to SAI or the

Guarantor, as applicable, specifying such waiver, and is signed by GS. No waiver of any Event of Default by GS shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by GS permitted hereunder shall in any way affect or impair GS’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by SAI to GS shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

4.15 Substantially concurrently herewith, Guarantor has executed and delivered the Security Agreements and the Collateral Agency, Subordination and Intercreditor Agreement to secure the Guarantor’s obligations under this Guaranty.

4.16 GS agrees that upon (i) any disposition by SAI of 100% of its equity interests in Guarantor to any non-affiliated Person for fair value in all respects pursuant to Section 6.3 hereof, and (ii) the delivery to the Collateral Agent of the net proceeds, if any, of any such transaction to be held as additional collateral for the Obligations then GS will immediately release its liens on the assets of Guarantor and terminate the Guarantor’s obligations under this Section 4, and further agrees to execute and deliver to Guarantor reasonable and customary documentation effecting the same, at Guarantor’s reasonable expense.

SECTION 5 AFFIRMATIVE COVENANTS.

Until all Obligations are Paid in Full:

5.1 Security.

(a) The Security. SAI agrees that the Obligations will be secured by perfected first-priority Liens in the Collateral as described in the Security Agreements, subject only to Permitted Liens.

(b) Agreement to Deliver Security Agreements. SAI agrees to deliver or cause to be delivered, to further secure the Obligations whenever requested by GS or the Collateral Agent, acting in its reasonable discretion, such deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Agreements in form and substance reasonably satisfactory to GS for the purpose of granting to the Collateral Agent, confirming, and perfecting the Liens or security interests in any Collateral described in Section 5.1(a) above. In addition, SAI agrees to cause each and every Subsidiary of SAI to execute and deliver a counterpart of, as the circumstances shall require, a joinder to the Guarantor Security Agreement and the provisions of Section 4 hereof by the date hereof or ten (10) days after such Subsidiary becomes a Subsidiary of SAI as the case may be. SAI also agrees to deliver, whenever requested by SAI, or the Collateral Agent, acting in its reasonable discretion, assurances of title reasonably acceptable to SAI and the Collateral Agent (a) stating that SAI or each Subsidiary has good and defeasible title thereto, free and clear of all Liens (other than Liens permitted under this Agreement), (b) confirming that such properties and interests are subject to Security Agreements securing the Obligations that constitute and create legal, valid and duly perfected Liens in such properties and interests and in the proceeds thereof having the priority specified in this Agreement, and (c) covering such other matters as the Collateral Agent, acting in its sole and absolute discretion, may request.

(c) Perfection and Protection of Security Interests and Liens. SAI will from time to time deliver to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents properly completed and executed (and acknowledged when required) by SAI or any affiliate thereof in form and substance reasonably satisfactory to SAI and the Collateral Agent, which the Collateral Agent requests, acting in its reasonable discretion, for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

5.2 Reports, Certificates and Other Information.

(a) Financial Statements and Other Information. SAI will furnish to GS and, if applicable, the Collateral Agent:

(A) as soon as available and in any event within 150 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by an officer of SAI and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of SAI and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(B) as soon as available and in any event within 45 days after the end of each fiscal quarter, its consolidated and consolidating balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of cash flows and stockholders’ equity for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of such period) the previous fiscal year, all certified by one of its officers as presenting fairly in all material respects the financial condition and results of operations of SAI and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to recurring year-end adjustments and lack of footnotes; and

(C) concurrently with any delivery of SAI’s financial statements under Section 5.2(a)(A) or Section 5.2(a)(B) above, a certificate of an officer of SAI, certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

(b) Notices of Certain Events. Promptly after SAI learns of the receipt or occurrence of any of the following, SAI will furnish to GS and, if applicable, to the Collateral Agent, a certificate of SAI, signed by an officer, specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any

Governmental Authority pertaining to all or any part of the properties or assets of SAI or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any indebtedness in excess of $10,000,000 of SAI or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action SAI is taking or proposes to take with respect thereto; (4) any circumstance, event or condition not previously disclosed to GS which could give rise to a liability or duty under any Environmental Law or which violates any Environmental Law and which could reasonably be expected to have a Material Adverse Effect; (5) any event or condition which could reasonably be expected to have a Material Adverse Effect; (6) any notice of the institution of, or any material adverse development in, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against SAI or any of its Subsidiaries or any material property or asset of any thereof, in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (8) the occurrence of an ERISA Event or a “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Benefit Plan has occurred, which such notice shall specify the nature thereof, SAI’s proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of SAI and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto.

(c) Certain Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration, or of any forbearance, amendment, waiver or modification) received from any holder or trustee of, under or with respect to any Subordinated Indebtedness or from either Servicer under the Bankcard Agreement.

(d) Other Information. Promptly from time to time, such other information concerning SAI or its Subsidiaries as GS may reasonably request, including, without limitation, information concerning the Bankcard ATL and Reserve Requirements under the Bankcard Agreement.

5.3 Maintenance of Existence, etc. SAI will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

5.4 Further Assurances. SAI will, and will cause each Subsidiary to, cure promptly any defects in the execution and delivery of this Agreement and the Security Agreements. SAI will, and will cause each Subsidiary to, promptly deliver to the Collateral Agent and GS such information about the business and affairs and financial condition of SAI and its Subsidiaries as the Collateral Agent or GS, respectively, shall reasonably request. Without limiting the foregoing, SAI, at its expense, will, and will cause each Subsidiary to, promptly execute and deliver to GS, upon receipt, all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of SAI or any Subsidiary, as the case may be, in this Agreement and the Security Agreements, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Security Agreements, or to state more fully the security obligations set out herein or in the Security Agreements, or to perfect, protect or preserve any Liens created pursuant to the Security Agreements, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. SAI hereby authorizes the Collateral Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the UCC, assignments or continuation statements as necessary from time to time (in the discretion of GS or the Collateral Agent) to perfect (or continue perfection of) the Liens granted pursuant to the Security Agreements.

5.5 Deposit Accounts. Unless GS otherwise consents in writing, in order to facilitate GS maintenance and monitoring of its Security Interests in the Collateral, maintain, and cause each of its Subsidiaries to maintain all of their principal deposit accounts in a Blocked Account.

5.6 Minimum Cash Collateral; Reserve Account Balance; Termination Procedures.

(a) Except for normal fluctuations from Chargebacks incurred in the ordinary course of business, there shall be at all times at least $20,000,000 in cash on deposit in the Reserve Account provided for under the Bankcard Agreement (“SAI Reserve Cash”). SAI shall not receive any distributions of cash from the Reserve Account at any time that SAI Reserve Cash is less than $20,000,000 or after such distribution would be less than $20,000,000. As a condition to the effectiveness of one or more Covenant Event of Default Waivers pursuant to Section 8.2 and/or a Bankruptcy Forbearance Period pursuant to Section 8.3, on the one hand, or an increase in subordinated debt in excess of $20,000,000 at any one time outstanding pursuant to Section 6.1(i), on the other hand, SAI Reserve Cash shall be increased for all purposes under this Section 5.6 to $25,000,000. As a condition to the effectiveness of a combination of (x) one or more Covenant Event of Default Waivers pursuant to Section 8.2 and/or a Bankruptcy Forbearance Period pursuant to Section 8.3 and (y) an increase in subordinated debt in excess of $20,000,000 at any one time outstanding pursuant to Section 6.1(i), SAI Reserve Cash shall be increased for all purposes under this Section 5.6 to $30,000,000.

(b) If at any time the amount of cash actually on deposit in the Reserve Account shall for three consecutive business days be less than 5% of SAI Reserve Cash amount then in effect, SAI shall deposit or cause to be deposited cash into the Reserve Account in the amount necessary to restore the amount actually on deposit therein to the amount of SAI Reserve Cash.

(c) Prior to the Expiry Date, the Balance Requirement shall not be reduced to less than 100% of Bankcard ATL unless any one or more of the following occur: (i) any outstanding Letter of Credit is terminated and returned by the Servicers to GS undrawn and, if provided to an Issuing Bank, any CMS Cash Collateral is returned without deduction by Servicers to GS; or (ii) GS agrees in its discretion to reduce the available amount under such outstanding Letter of Credit (with a concurrent return of excess CMS Cash Collateral from the Issuing Bank holding same, if any) to an amount that is acceptable to CMS.

(d) Not less than 65 days prior to December 31, 2008, SAI shall, at its election, (A) do any one of the following: (i) deliver to Servicers a replacement letter of credit that is satisfactory to the Servicers; (ii) deliver cash collateral to the Servicers, and (B) cause to be returned to GS either the undrawn original Letter of Credit or the remaining balance of the CMS Cash Collateral then in possession of Servicers, provided that if such return occurs under Section 5.6(d)(B) prior to satisfaction of Section 5.6(d)(A), then performance of Section 5.6(d)(A) shall be excused.

SECTION 6 NEGATIVE COVENANTS

Until all Obligations are Paid in Full:

6.1 Indebtedness. SAI will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.1(a) of this Agreement and extensions, renewals and replacements of any such Indebtedness that (w) do not increase the outstanding principal amount thereof, (x) do not have a stated maturity or weighted average life that is earlier or shorter than that of the debt being refinanced, (y) do not have financial or other terms that are materially less favorable to SAI with respect to such Indebtedness or GS than the Indebtedness being refinanced, and (z) is subordinated on terms no less favorable to GS than the debt being refinanced if such refinanced debt is subordinate to the Obligations (“Existing Indebtedness”);

(b) the Junior Subordinated Indebtedness, and any amendments, modifications, restatements, restructurings, extensions, compositions, forbearances or refinancings thereof, provided that the aggregate amount of Junior Subordinated Indebtedness shall not exceed $15,000,000 plus accrued interest (which may be in the form of additional Junior Subordinated Indebtedness or may be accrued to the principal amount of such Junior Subordinated Indebtedness);

(c) the Senior Subordinated Indebtedness, and any amendments, modifications, restatements, restructurings, extensions, compositions, forbearances or refinancings thereof, provided that the aggregate amount of Senior Subordinated Indebtedness shall not exceed $70,000,000 plus accrued interest (which may be in the form of additional Senior Subordinated Indebtedness or may be accrued to the principal amount of such Senior Subordinated Indebtedness) provided that new subordinated debt permitted pursuant to Section 6.1(i) that is purchased by a holder of Senior Subordinated Indebtedness may be evidenced by the issuance to such Purchaser of additional notes under the Purchase Agreement;

(d) the Obligations;

(e) trade debt arising in the ordinary course of business for goods or services;

(f) Indebtedness under letters of credit to provide security for workers’ compensation claims and bank overdrafts incurred in the ordinary course of business;

(g) Indebtedness related to letters of credit, bonds or other deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(h) Indebtedness related to purchase money financing and capital leases of equipment and facilities, used in connection with the business, subject to Section 2.01(f) of the Security Agreement;

(i) Indebtedness having a maturity date not sooner than December 31, 2008 with no payments of principal or cash interest permitted prior to the later of the Expiry Date and the date on which all Obligations under this Agreement have been Paid in Full, which subordination is evidenced by a customary subordination agreement substantially in the form of the Collateral Agency, Subordination and Intercreditor Agreement, in an aggregate amount at any one time outstanding in excess of $20,000,000 plus accrued interest (which may be in the form of additional Indebtedness or may be accrued to the principal amount of such Indebtedness), provided that the aggregate amount of such subordinated debt at any one time outstanding may exceed $20,000,000 plus accrued interest (which may be in the form of additional Indebtedness or may be accrued to the principal amount of such Indebtedness) if Section 5.6(a) is and remains satisfied for so long as such aggregate amount of subordinated debt issued pursuant to this Section 6.1 remains in excess of $20,000,000 plus accrued interest (which may be in the form of additional Indebtedness or may be accrued to the principal amount of such Indebtedness); and

(j) Unsecured Indebtedness related to SAI’s restructuring or early termination of existing operating leases of MD-80 Aircraft, not to exceed $10,000,000 in the aggregate until the Obligations have been Paid in Full.

6.2 Liens. SAI will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, or file to permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such Collateral, income or profits under the UCC of any state or under any similar recording or notice statute, except (i) Permitted Liens or (ii) Liens to secure Indebtedness permitted under Section 6.1(i) that are subordinated to the Liens of the Security Agreements, which subordination is evidenced by a customary subordination agreement substantially in the form of the Collateral Agency, Subordination and Intercreditor Agreement.

6.3 Mergers, Consolidations, Sales. SAI will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business or reinvestments in assets) of any Person if permitted hereby (or agree to do any of the foregoing at any future time), except that:

(a) each of SAI and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person’s business and (y) sell, lease or otherwise dispose of any other property; provided that the aggregate net cash proceeds of all assets subject to sales or other dispositions pursuant to this sub-clause (y) shall not exceed $2.0 million in the aggregate in any four consecutive fiscal quarters of SAI;

(b) investments may be made to the extent permitted by Section 5.2(b) of the Amended and Restated Securities Purchase Agreement;

(c) each of SAI and its Subsidiaries may lease (as lessee) real or personal property, in the ordinary course of business (so long as any such lease does not create a capital lease obligation that is not otherwise permitted under Section 6.1 of this Agreement);

(d) each of SAI and its Subsidiaries may make sales, transfers or exchanges of Collateral in the ordinary course of business (in accordance with the Security Agreements) and that are consistent with past practices;

(e) SAI and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

(f) SAI or any Subsidiary of SAI may transfer assets or lease to or acquire or lease assets from SAI or any other Subsidiary or any Subsidiary may be merged into SAI or any other Subsidiary of SAI;

(g) SAI or its Subsidiaries may sell or exchange specific items of equipment in the ordinary course of business, so long as the purpose of each such sale or exchange is to acquire (and results within 270 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of such Person, the functional equivalent of the item of equipment so sold or exchanged; and

(h) Any sale or disposition of the equity of a Guarantor as contemplated in Section 4.16.

6.4 Modification of Organizational Documents. SAI will not, and will not permit its or any Subsidiary’s charter, by-laws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of GS; nor change, or allow any Subsidiary to change, its state of formation or its organizational form.

SECTION 7 EFFECTIVENESS, ETC.

The obligations of GS under this Agreement are subject to the following conditions precedent:

7.1 Execution and Delivery of Financing Documents. Each of the following agreements or documents have been duly executed and delivered by each party thereto and an original copy (or, if indicated below, a copy certified by SAI as true and correct) shall have been delivered to GS:

(a) This Agreement;

(b) The Collateral Agent, Subordination and Intercreditor Agreement;

(c) The Security Agreements;

(d) The Purchase Agreement and all other agreements executed and delivered pursuant thereto (unless otherwise being delivered pursuant to this Section 7.1);

(e) Copies of the documents evidencing the Junior Subordinated Indebtedness certified by an officer of SAI;

(f) Copies of the documents evidencing the Senior Subordinated Indebtedness held by the Pari Existing Shareholders certified by an officer of SAI ;

(g) The Servicer Consent;

(h) Opinions of SAI’s inside or outside counsel as to SAI and Guarantor, and FAA perfection opinions from SAI’s FAA counsel with respect to the Security Agreement(s) to be filed with the FAA in Oklahoma City, all in form reasonably satisfactory to GS.

(i) A copy of the Bankcard Agreement certified by an officer of SAI; and

(j) The Shareholder Note Intercreditor Agreement (as defined in the Collateral Agent, Subordination and Intercreditor Agreement).

7.2 Authorization Documents. GS shall have received such evidence of the authorization and authority of each other party to the documents and agreements listed in Section 7.1 as GS may have reasonably requested. All conditions precedent to the obligations of the Noteholders under the Amended and Restated Securities Purchase Agreement shall have been satisfied or waived by the Noteholders and SAI shall have delivered to GS such evidence thereof.

7.3 Consents, etc. SAI shall have delivered to GS certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by SAI or the Guarantor of the documents referred to in this Section 7.1 to which SAI or the Guarantor are a party.

7.4 Subordination Legends. GS shall have received such evidence from the Subordinated Creditors that the legending contemplated by Section 2.08 of the Collateral Agent, Subordination and Intercreditor Agreement has been made.

7.5 Insurance. GS shall have received evidence, in form and substance satisfactory to it, of the existence of insurance required to be maintained pursuant each Aircraft Security Agreement, the Spare Parts Security Agreement and the other Security Agreements together with evidence that the Collateral Agent has been named as a loss payee and an additional insured on all related insurance policies.

7.6 Filings, Registrations and Recordings. GS shall have received evidence satisfactory to it (i) of the delivery to the Collateral Agent of any Investment Property, Instruments, Documents, Chattel Paper or money constituting part of the Collateral, (ii) of the filing of financing statements in appropriate form with the Secretary of State of SAI’s and the Guarantor’s jurisdiction of organization and the filing of any necessary registrations, recordations or notices, as applicable, in respect of any Collateral subject to federal registration, and (iii) the Collateral Agent obtaining control of all Deposit Accounts, rights to Letters of Credit, Electronic Chattel Paper and Securities Accounts forming part of the Collateral.

7.7 Compliance with Warranties, No Default, etc. The following statements shall be true and correct:

(a) the representations and warranties of SAI and the Guarantor set forth in this Agreement and the other Financing Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) no Event of Default or Default shall have then occurred and be continuing.

7.8 Post Closing Deliveries.

(a) Search Results. Within 45 days after the Effective Date, SAI shall deliver to GS certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Effective Date, listing all effective financing statements which name either SAI or the Guarantor (under their present names and any previous names) as debtors, together with (a) copies of such financing statements and (b) such other Uniform Commercial Code termination statements as GS may reasonably request.

(b) Blocked Account Agreements. Within 45 days after the Effective Date, SAI shall deliver to GS the fully executed Blocked Account Agreements.

SECTION 8 EVENTS OF DEFAULT AND THEIR EFFECT.

8.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) the failure of SAI to pay when due any amount due under Section 2.3 and such default shall continue unremedied for thirty (30) days after receipt by SAI of notice from GS of such default;

(b) the failure of SAI to pay when due any other amount due hereunder or the failure of SAI to Cash Collateralize pursuant to Section 8.4 the maximum amount of the Letter of Credit and such default shall continue unremedied for thirty (30) days after receipt by SAI of notice from GS of such default;

(c) any representation or warranty made by SAI or any Guarantor herein or in any other Financing Document shall be discovered at any time to have been, when made, untrue, inaccurate or misleading in any material respect and shall remain untrue or inaccurate in any material respect after the thirtieth (30th) day after the date that SAI shall have received notice thereof from GS;

(d) the failure by SAI or any Guarantor to perform or observe in any material respect any covenant, obligation or agreement to be performed or observed by it (other than as referred to in clauses (a) or (b), above) under this Agreement or any other Financing Document and such failure shall continue unremedied for thirty (30) days after the receipt by SAI of notice of such default from GS;

(e) SAI or any Guarantor repudiates this Agreement or any Security Agreement in writing or this Agreement or any Security Agreement shall cease for any reason to be in full force and effect such condition shall continue unretracted or unremedied, as applicable, for thirty (30) days after the receipt by SAI of notice of such default from GS;

(f) SAI of any of its Subsidiaries fails to make (whether as primary obligor or as guarantor or other surety) any payment in respect of rent, or principal, interest or premium, if any, with respect to any Indebtedness (other than Subordinated Indebtedness) and the aggregate amount of all such Indebtedness (other than Subordinated Indebtedness) as to which such a payment default relates is equal to or exceeds $10,000,000 or otherwise defaults in the performance of any one or more obligations relating to any Indebtedness (other than Subordinated Indebtedness) in an aggregate amount of $10,000,000 or more beyond any applicable grace periods if the effect of such default is to accelerate such Indebtedness (other than Subordinated Indebtedness) or permit the holders thereof to accelerate such Indebtedness (other than Subordinated Indebtedness) and such failure shall continue unremedied for thirty (30) days after the receipt by SAI of notice of such default from GS;

(g) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging SAI or any Subsidiary as bankrupt or insolvent, or ordering relief against SAI or any Subsidiary in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of SAI or any Subsidiary under any bankruptcy or similar law, and such decree, judgment or order shall have continued undischarged and unstayed for a period of thirty (30) days; or a decree, judgment or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of SAI or any Subsidiary, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, which decree, judgment, or order shall have remained in force undischarged and unstayed for a period of thirty (30) days;

(h) SAI or any Subsidiary shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or SAI shall (i) admit in writing its inability to pay its debts generally as they become due, or (ii) within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

(i) one or more final judgments not covered by insurance for the payment of money, or the issuance of any writ or warrant of attachment against any portion of the property or assets of SAI or any Subsidiary, which, in the aggregate, exceed $20,000,000 at any one time shall be entered against SAI or any of its Subsidiaries by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of thirty (30) days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein and such failure shall continue unremedied for thirty (30) days after the receipt by SAI of notice of such default from GS);

(j) failure of SAI or its Subsidiaries to maintain perfected Liens as required pursuant to Section 5.1 hereof and such failure shall continue unremedied for thirty (30) days after the receipt by SAI of notice of such default from GS;

(k) a Change in Control shall have occurred and such occurrence shall continue unremedied for thirty (30) days after the receipt by SAI of notice of such default from GS; and

(l) any Guaranty, or any provision thereof, shall cease to be in full force and effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty and such failure shall continue unremedied or repudiated for thirty (30) days after the receipt by SAI of notice of such default from GS.

8.2 Covenant Events of Default.

(a) Covenant Event of Default Forbearance Period. Upon the occurrence and during the continuance of any Covenant Event of Default and provided that (i) GS has not given a Control Notice with respect to any other Event of Default (unless such Control Notice has been withdrawn pursuant to Section 1.05(b) of the Collateral Agency, Subordination and Intercreditor Agreement) and (ii) no Event of Default other than a Covenant Default has occurred and is continuing, GS shall forbear from (i) giving a Control Notice (defined below) or (ii) exercising any of its rights and remedies set forth in Section 8 as a result of such Covenant Event of Default for sixty (60) days following the occurrence of such Covenant Event of Default (a “Covenant Forbearance Period”). During any Covenant Forbearance Period, one or more of the Noteholders which, in the aggregate, constitute Requisite Lenders, shall have the option but not the obligation to exercise all of the rights of Requisite Creditors under the Collateral Agency, Subordination and Intercreditor Agreement, and to take all the actions permitted pursuant to Section 8.2(b) below.

(b) Waivers of Covenant Events of Default. Provided that (i) no Event of Default other than a Covenant Event of Default has occurred and is continuing, (ii) the Covenant Forbearance Period for such Covenant Event of Default has not expired, (iii) giving effect to the waiver being requested hereunder, SAI is then in compliance with Section 5.6 and (iv) all equivalent “Events of Default” under the Senior Subordinated Indebtedness have been waived on the same terms and conditions, then any one or more of the Noteholders which, in the aggregate, constitute a majority in interest of the Noteholders may notify GS in writing that such Noteholders have agreed to waive the occurrence and continuance of the specific events or conditions giving rise to such Covenant Event(s) of Default and all equivalent “Events of Default” under the Senior Subordinated Indebtedness have been waived on the same terms and conditions, the occurrence and continuance of the specific conditions giving rise to such Covenant Event of Default shall be deemed permanently waived by GS for all purposes of this Agreement, SAI and the Guarantor shall be deemed to be in full compliance with the terms of this Agreement, and GS shall thereupon have no right or authority to (i) give a Control Notice under the Collateral Agency, Subordination and Intercreditor Agreement (a “Control Notice”) or (ii) exercise any of its rights and remedies set forth in Section 8 as a result of such waived Covenant Event of Default (but without prejudice to the right of GS to give a Control Notice with respect to any subsequent occurrence of a Covenant Event of Default of the same type). For avoidance of doubt, so long as Servicers are in compliance with Section 5.6, SAI may receive additional waivers of Covenant Events of Default without need for further deposit.

8.3 Bankruptcy Forbearance Period.

(a) Provided that (i) no Event of Default under Section 8.1(a) or 8.1(b) has occurred and is continuing and (ii) within 5 Business Days after the commencement of a proceeding in Chapter 11 of the Bankruptcy Law SAI is in compliance with Section 5.6(a) of this Agreement, GS shall forbear from giving a Control Notice with respect to a Bankruptcy Event of Default or from exercising any of its rights and remedies set forth in Section 8 as a result of such Bankruptcy Event of Default for a period of One Hundred Twenty (120) days following the occurrence of such Bankruptcy Event of Default, provided that if a plan of reorganization is filed for SAI during such 120 period such forbearance shall continue until such filed plan of reorganization is confirmed or rejected by the applicable bankruptcy court (the “Bankruptcy Forbearance Period”). For avoidance of doubt, so long as SAI is in compliance with Section 5.6, the requirement hereunder will be thereby satisfied with respect to the Bankruptcy Event of Default without need for further deposit.

(b) Any Bankruptcy Forbearance Period any time in effect shall terminate, and GS shall be entitled to give a Control Notice with respect to such Bankruptcy Event of Default and/or exercise any of its rights and remedies set forth in Section 8 as a result of such Bankruptcy Event of Default upon the occurrence of any of the following: (i) any secured creditor of SAI (other than the Senior Subordinated Creditors if proceeding in accordance with the terms of a filed plan of reorganization) obtains a modification of the automatic stay and commences a foreclosure action under state law with respect to such secured creditor’s collateral provided that in case of any foreclosure by the Collateral Agent pursuant to Liens that are subject to the Collateral Agency, Subordination and Intercreditor Agreement, the proceeds of such foreclosure shall by applied by the Collateral Agent pursuant to Section 3.07 of the Collateral Agency, Subordination and Intercreditor Agreement; (ii) SAI ceases flight operations for more than seven (7) consecutive days for any reason; (iii) GS does not receive in cash and on time any portion of the Commitment Fee that must be paid in immediately available funds pursuant to Section 2.2(a) of this Agreement; or (iv) SAI’s bankruptcy case has been converted to a case under Chapter 7 of the Bankruptcy Law.

8.4 Remedies. If an Event of Default shall have occurred and be continuing, but subject to the forbearance and waiver provisions of Sections 8.2 and 8.3, GS may immediately give the Collateral Agent and the Senior Subordinated Creditors a Control Notice with respect to such Covenant Event of Default and shall be authorized to (a) exercise all powers of Requisite Creditors as provided therein, and /or (b) declare all or any part of the Obligations to be due and payable and/or (c) demand that Obligations be Paid in Full, whereupon the making of such demand SAI shall be required to cause the Obligations to be Paid in Full, all without presentment, demand, protest or notice of any kind. GS shall promptly advise SAI of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by GS (without liability for interest thereon) and applied to Reimbursement Claims. After the expiration or termination of the Letter of Credit, if any, any cash collateral provided with respect to the Letter of Credit shall be applied by GS to any remaining Obligations hereunder and any excess shall be delivered to SAI or as a court of competent jurisdiction may direct. In addition, so long as all Obligations shall not have been Paid in Full, GS may direct the Collateral Agent to exercise any rights and remedies available under the Security Agreements and GS may exercise such other rights and remedies available to it under applicable law. Nothing contained in this Section 8.4 shall be interpreted or construed as precluding GS from giving a Control Notice with respect to any Event of Default that is neither waived pursuant to Section 8.2 nor subject to a Covenant Forbearance Period or a Bankruptcy Forbearance Period.

SECTION 9 GENERAL.

9.1 Waiver; Amendments. No delay on the part of GS in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Financing Documents shall in any event be effective unless the same shall be in writing and acknowledged by GS, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.2 Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex A or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

9.3 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied.

9.4 Costs, Expenses and Taxes. SAI agrees to pay on demand all reasonable out-of-pocket costs and expenses of GS (including attorney costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the fees and expenses of the Collateral Agent) of this Agreement, the other Financing Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Financing Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including attorney costs and any Taxes) incurred by GS or the Collateral Agent after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Financing Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof.

9.5 Participations.

(a) GS may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of GS and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release GS from any of its obligations hereunder or substitute any such pledgee or assignee for GS as a party hereto.

(b) GS may at any time sell to one or more Persons participating interests in its interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) GS’s obligations hereunder shall remain unchanged for all purposes, (b) SAI shall continue to deal solely and directly with GS in connection with GS’s rights and obligations hereunder and (c) all amounts payable by SAI shall be determined as if GS had not sold such participation and shall be paid directly to GS.

9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

9.7 Confidentiality. GS agrees to use commercially reasonable efforts (equivalent to the efforts GS applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by SAI or the Guarantor and designated as confidential, except that GS may disclose such information (a) to Persons employed or engaged by GS in evaluating, approving, structuring or administering this Agreement or the Financing Documents; (b) to any participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 9.7 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by GS to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of GS’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Financing Documents or in connection with any litigation to which GS is a party; (f) to any nationally recognized rating agency that requires access to information about GS’s investment portfolio in connection with ratings issued with respect to GS or any of its Affiliates; (g) to any Affiliate of GS that has agreed to be legally bound by this Section 9.7; or (h) that ceases to be confidential through no fault of GS. Neither SAI nor GS may publish a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement without the consent (not to be unreasonably withheld or delayed) of the other.

9.8 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of SAI and rights of GS expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law.

9.9 Nature of Remedies. All obligations of SAI and rights of GS expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of GS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.10 Entire Agreement. This Agreement, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Financing Documents maintained by GS shall deemed to be originals.

9.12 Successors and Assigns. This Agreement shall be binding upon SAI, the Guarantor and GS and their respective successors and assigns, and shall inure to the benefit of SAI, the Guarantor and GS and the successors and assigns of GS. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Financing Documents. SAI may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of GS.

9.13 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.14 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE GS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. SAI HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. SAI FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. SAI HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.15 WAIVER OF JURY TRIAL. EACH OF SAI AND GS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9.16 Judgment Currency. This is an international transaction in accordance with which the specification of Dollars is of the essence, and Dollars shall be the currency of account in the case of all obligations under this Agreement. The payment obligations of SAI and the Guarantor under this Agreement shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the specified place of payment under normal banking procedures does not yield the amount of Dollars, in such place, due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in the specified place of payment, the obligee of such payment shall have a separate cause of action against the party making the same for the additional amount necessary to yield the amount due and owing under this Agreement. If, for the purpose of obtaining a judgment in any court with respect to any obligation of SAI under this Agreement or any of the agreements contemplated hereby, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the judgment debtor agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York, New York, in accordance with normal banking procedures, will result in the amount then due under this Agreement or such agreements in Dollars. Any amount due from the judgment debtor shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of this Agreement or any of the agreements contemplated hereby. In no event, however, shall the judgment debtor be required to pay a larger amount in such other currency at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under this Agreement or any of the agreements contemplated hereby, so that in any event the obligations of the judgment debtor under this Agreement will be effectively maintained as Dollar obligations.

9.17 Indemnification. SAI agrees, and agrees to cause each of its Subsidiaries, (i) to indemnify each Indemnified Party (as hereinafter defined), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party arising out of or resulting from or in any other way associated with (x) any of this Agreement or the Security Agreements or any transaction contemplated thereby or (y) this Agreement or any of the transactions and events (including the enforcement or defense thereof) at any time associated herewith or contemplated herein (including, but not limited to, any violation or noncompliance with, or any liability or duty under, any Environmental Laws by any related party thereof or any liabilities or duties of any related party thereof or of any Indemnified Party arising out of any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by SAI, Guarantor, or any Subsidiary); and (ii) to reimburse each Indemnified Party, upon demand, for its reasonable legal and other reasonable expenses as they are incurred in connection with the foregoing. THE FOREGOING INDEMNIFICATION AND REIMBURSEMENT SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY

ANY INDEMNIFIED PARTY, provided only that no Indemnified Party shall be entitled under this section to receive indemnification or reimbursement for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section, the term “Indemnified Party” refers to GS (including any of its officers, directors, employees, agents or any of their respective affiliates, or GS’ successors and assigns) and Collateral Agent, any of its officers, directors, employees, agents and any of their respective affiliates acting in such capacity.

[signature pages follow]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: /s/ Stephen P. Hickey

Name: Stephen P. Hickey

Title: Authorized Signatory

SPIRIT AIRLINES, INC.

By: /s/ Brooke E. G. Mayger

Name: Brooke E. G. Mayger

Title: Vice President

SPIRIT AVIATION SERVICES, LLC

By: /s/ Brooke E. G. Mayger

Name: Brooke E. G. Mayger

Title: Vice President

ANNEX A

Addresses for Notice

If to GS:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

85 Broad Street, 29th Floor

New York, NY 10004

Attn: Aziz Hassanali

Telephone: (212) 357–7873

Telefax: (212) 902–3757

with a copy to:

Pedro Ramirez

c/o Goldman, Sachs & Co.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

Telephone: (917) 343-8319

Telefax: (212) 428-12 43

FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT

FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT (“Agreement”), dated as of July 13, 2006, is entered into among GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (“GS”), SPIRIT AIRLINES, INC., a Delaware corporation (“SAI”), and SPIRIT AVIATION SERVICES, LLC, a Michigan limited liability company (the “Guarantor”).

WHEREAS, GS, SAI and Guarantor have heretofore entered into that certain Reimbursement Agreement (the “Agreement”), dated as of July 12, 2005.

WHEREAS, SAI has requested that GS consent to an increase in the Senior Subordinated Indebtedness and make certain conforming amendments to the Agreement.

WHEREAS, subject to the terms and conditions hereinafter set forth, GS is willing to consent to the increase in Senior Subordinated Indebtedness and to amend the Agreement as provided herein.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1 DEFINITIONS. Capitalized terms used but not defined herein are used as defined in the Agreement.

SECTION 2 AMENDMENTS AND WAIVERS.

2.1 Effective as of the date hereof, the following definitions contained in Section 1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“‘Affiliate’ means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and, in the case of a Person who is an individual, shall include (i) members of such specified Person’s immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person’s immediate family as determined in accordance with the foregoing clause (i). Notwithstanding the foregoing, in no event shall SAI and its Subsidiaries be deemed Affiliates of any holder of securities issued pursuant to the Purchase Agreement.”

“‘Change in Control’ means the occurrence of any of the following: (i) Permitted Holders case to own in the aggregate 51% or more of the Common Stock of SAI, (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of SAI and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than Permitted Holders or Subsidiaries of SAI, (iii) the consummation of any transaction, or series of related transactions (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than Permitted Holders, becomes the “beneficial owner” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of

1934, as amended), directly or indirectly, of more than 50% of the Common Stock of SAI (calculated on an as-if-converted and fully diluted basis) or, as applicable, more than 50% of the equity surviving such transaction or (iv) the first day on which a majority of the members of the board of directors of SAI are not Continuing Directors. For avoidance of doubt, the implementation of the transactions contemplated by the Purchase Agreement shall not constitute a Change in Control.”

“‘Collateral Agency, Subordination and Intercreditor Agreement’ means the Amended and Restated Collateral Agency, Subordinated and Intercreditor Agreement, dated as of July 13, 2006, among SAI, the Guarantor, the Collateral Agent, the Senior Subordinated Creditors and GS.”

“‘Continuing Directors’ means, as of any date of determination, any member of the Board of Directors of SAI who (i) was a member of such Board of Directors on the Initial Closing Date (as defined in the Purchase Agreement), (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was elected to such Board of Directors in accordance with Section 8A of the Investor Rights Agreement, as such Section 8A and any defined terms used therein are set forth as of the date of the First Amendment to Reimbursement Agreement.”

“‘Financing Document’ means this Agreement, the First Amendment to Reimbursement Agreement, the Security Agreements, the Servicer Consent, the Blocked Account Agreement, and the Collateral Agency, Subordination and Intercreditor Agreement, in each case as amended as of the dated of the First Amendment to Reimbursement Agreement.”

“‘Purchase Agreement’ means the means the Second Amended and Restated Securities Purchase Agreement, dated July 13, 2006, as hereafter amended from time to time, among the Indigo Purchasers, the other Senior Subordinated Creditors, SAI, Guarantor and the Collateral Agent.”

2.2 Effective as of the date hereof, Section 1 of the Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“‘Common Stock” means the common stock, par value $0.0001 per share, of SAI.

“First Amendment to Reimbursement Agreement” means the First Amendment to Reimbursement Agreement, dated as of July 13, 2006, entered into among GS, SAI, and Guarantor.

“Holdings II” means OCM Spirit Holdings II, LLC, a Delaware limited liability company.

“Holdings III” means OCM Spirit Holdings III, LLC, a Delaware limited liability company.

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“Indigo Purchasers” means Indigo Florida L.P., a Cayman Islands exempt limited partnership, and Indigo Miramar LLC, a Delaware limited liability company, collectively and without differentiation.

“Investor Rights Agreement” means the Second Amended and Restated Investor Rights Agreement, dated the date of the First Amendment to Reimbursement Agreement, by and among SAI, the Purchasers named in the Purchase Agreement, and the other parties thereto.

“Permitted Holders” means the Indigo Purchasers and any of their Affiliates, Holdings II and any of its Affiliates, or Holdings III and any of its Affiliates.

2.3 Effective as of the date hereof, Section 3.1(k) is hereby amended by deleting the phrase “Transaction Documents” and inserting in place thereof the phrase “Purchase Agreement.”

2.4 Effective as of the date hereof, Section 6.1(c) of the Agreement is hereby deleted in its entirely and replaced with the following:

“(c) the Senior Subordinated Indebtedness, and any amendments, modifications, restatements, restructurings, extensions, compositions, forbearances or refinancings thereof, provided that the aggregate amount of Senior Subordinated Indebtedness shall not exceed [$146,254,655.00] plus accrued interest (which may be in the form of additional Senior Subordinated Indebtedness or may be accrued to the principal amount of such Senior Subordinated Indebtedness) provided that new subordinated debt permitted pursuant to Section 6.1(i) that is purchased by a current or future holder of Senior Subordinated Indebtedness may be evidenced by the issuance to such Purchaser of additional notes under the Purchase Agreement;”

SECTION 3 WAIVERS

3.1 Waiver of Increase in SAI Reserve Cash. GS hereby waives any obligation of SAI to increase the SAI Reserve Cash by $5,000,000 that may otherwise arise under the Reimbursement Agreement as a result of the increase in the Note Obligations to [$143,482,548 (inclusive of commitments to purchase additional notes at subsequent closings)] as contemplated in the Purchase Agreement, including without limitation Sections 5.6 and 6.1(i) thereof. For avoidance of doubt, upon closing of the Purchase Agreement and taking into account the completed funding of the transactions contemplated therein, the required amount of SAI Reserve Cash shall remain $20,000,000.

3.2 Waiver of Obligation to Timely Deliver 2005 Annual Financial Statements; Extension of Time to Deliver Same. GS hereby waives any Default or Event of Default arising under the Reimbursement Agreement by reason of SAI’s non-delivery its annual financial reporting within 150 days of the end of the fiscal year ended December 31, 2005 (the “2005 Annual Reporting”) as required by Section 5.2(a)(A) of the Reimbursement Agreement. GS hereby agrees that Section 5.2(a)(A) is hereby deemed amended to provide that the 2005 Annual Reporting shall deemed to be timely delivered for all purposes if such 2005 Annual Reporting is delivered to GS as provided in the Reimbursement Agreement on or before the date that is sixty (60) days after the date of this Amendment.

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SECTION 4 CONSENT TO AMENDMENT OF PURCHASE AGREEMENT AND TO INCREASE IN NOTE OBLIGATIONS. GS hereby consents to SAI and Guarantor’s execution, delivery and performance of, and the incurrence of Senior Subordinated Indebtedness as provided for under, the Purchase Agreement (as defined pursuant to this Agreement, provided that such consent shall not apply to any amendment or modification of the Purchase Agreement after the date hereof), and to the increase in the aggregate amount of “Note Obligations” as defined in the Purchase Agreement that is provided for therein.

SECTION 5 CONDITIONS PRECEDENT.

5.1 The obligations of GS under this Agreement are subject to each of the following agreements or documents have been duly executed and delivered by each party thereto and an original copy (or, if indicated below, a copy certified by SAI as true and correct) shall have been delivered to GS:

(a)	This Amendment;

(b)	The Collateral Agency, Subordination and Intercreditor Agreement;

(c)	The Purchase Agreement.

SECTION 6 GENERAL.

6.1 Financing Document; Cross References. This Amendment is one of the Financing Documents referred to in the Agreement and all provisions of the Agreement that pertain to Financing Documents generally shall apply to this Amendment. Each of the Financing Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Financing Documents to the Agreement shall be a reference to the Agreement, as amended hereby. Each of the Financing Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Financing Documents to the Purchase Agreement shall be a reference to the Purchase Agreement, as re-defined in this Amendment. Except as amended by this Amendment, the Financing Documents, including the Agreement, remain in full force and effect pursuant to their terms. As so amended, the Financing Documents are hereby reaffirmed by SAI, the Guarantor and GS.

6.2 Amendments to Security Agreements. SAI, the Guarantor and GS confirm that the Security Agreements are further amended by the applicable Exhibits to the Collateral Agency, Subordination and Intercreditor Agreement (as-re-defined in this Agreement). Except as amended by this Amendment, the Security Agreements, remain in full force and effect pursuant to their terms. As so amended, the Security Agreements are hereby reaffirmed by SAI, the Guarantor and GS.

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6.3 Shareholder Note Intercreditor Agreement. GS hereby ratifies the Amended and Restated Shareholder Note Intercreditor Agreement, dated as of July 13, 2006, among SAI, the Guarantor, the Collateral Agent and the Junior Subordinated Creditors.

6.4 GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6.5 Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of SAI and rights of GS expressed herein or in any other Financing Documents shall be in addition to and not in limitation of those provided by applicable law.

6.6 Entire Agreement. This Amendment, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.7 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Financing Documents maintained by GS shall deemed to be originals.

6.8 Successors and Assigns. This Amendment shall be binding upon SAI, the Guarantor and GS and their respective successors and assigns, and shall inure to the benefit of SAI, the Guarantor and GS and the successors and assigns of GS. No other Person shall be a direct or indirect legal beneficiary of, or have any director or indirect cause of action or claim in connection with, this Amendment or any of the other Financing Documents. SAI may not assign or transfer any of its rights or Obligations under this Amendment without the prior written consent of GS.

SIGNATURES FOLLOW ON NEXT PAGE

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Buckley Ratchford
Name:	Buckley Ratchford
Title:	Authorized Signatory

SPIRIT AIRLINES, INC.

By:	/s/ illegible
Name:
Title:

SPIRIT AVIATION SERVICES, LLC

By:	/s/ illegible
Name:
Title:

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SECOND AMENDMENT TO REIMBURSEMENT AGREEMENT

SECOND AMENDMENT TO REIMBURSEMENT AGREEMENT (“Amendment”), dated as of December 12, 2008, is entered into among GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (“GS”), SPIRIT AIRLINES, INC., a Delaware corporation (“SAI”), and SPIRIT AVIATION SERVICES, LLC, a Michigan limited liability company (the “Guarantor”).

WHEREAS, GS, SAI and Guarantor have entered into that certain Reimbursement Agreement dated as of July 12, 2005, as amended by the First Amendment to Reimbursement Agreement dated as of July 13, 2006 (as so amended, the “Agreement”).

WHEREAS, SAI hereby requests that GS consent to an extension of the Expiry Date of the Agreement and cause a new Acceptable Letter of Credit to be issued for the benefit of the Servicers.

WHEREAS, subject to the terms and conditions hereinafter set forth, GS is willing to consent to such extension and to amend the Agreement as provided herein.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein are used as defined in the Agreement.

SECTION 2. AMENDMENTS.

2.1 Effective as of the date hereof, the following definitions contained in Section 1 of the Agreement are hereby restated in their entirety to read as follows:

“Cash Collateral” means any amount delivered by SAI to GS pursuant to Section 2.4(d) and held by GS as collateral against the Obligations.

“Commitment Fee” means, at any time of calculation, an amount equal to 17% per annum of the Commitment Amount minus the amount of Cash Collateral, payable of the last day of each calendar month.

“Expiry Date” means September 30, 2009 or such earlier date on which this Agreement may be terminated by SAI pursuant to Section 2.4 or by GS pursuant to Section 8; as the same may be extended pursuant to Section 2.4(d).

“Financing Document” means this Agreement, the First Amendment to Reimbursement Agreement, the Second Amendment to Reimbursement Agreement, the Security Agreements, the Servicer Consent, the Blocked Account Agreement, the Collateral Agency, Subordination and Intercreditor Agreement and the GS Commitment Letter.

“GS Commitment Letter” means that certain commitment letter dated as of the Second Amendment Effective Date among Indigo Pacific Partners L.P., a Cayman

Islands exempt limited partnership, Long Bar Miramar LLC, a Delaware limited liability company, OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund III, LP., a Delaware limited partnership, SAHC Holdings LLC, Highfields Capital I LP and Highfields Capital II LP in favor of GS.

2.2 Effective as of the date hereof, Section 1 of the Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“Second Amendment Effective Date” means December 12, 2008.

“Second Amendment to Reimbursement Agreement” means the Second Amendment to Reimbursement Agreement, dated as of the Second Amendment Effective Date, entered into among GS, SAI and Guarantor.

2.3 Section 2.1(c) of the Agreement is hereby restated in its entirety to read as follows:

“(c) On the Second Amendment Effective Date, GS shall deliver to Servicers a new Acceptable Letter of Credit in the amount of Thirty Million United States Dollars ($30,000,000) with an expiry date of September 30, 2009.”

2.4 Section 2.2 of the Agreement is hereby restated in its entirety to read as follows:

“2.2 Commitment Fee.

(a) On and after the Second Amendment Effective Date, SAI agrees to pay GS the Commitment Fee accruing after such date in monthly installments in arrears and in immediately available funds on the last day of each month.

(b) As of the Second Amendment Effective Date, the Accrued Commitment Fee equals $9,860,332. SAI agrees to pay $5,000,000 of the Accrued Commitment Fee on the Second Amendment Effective Date and shall pay the remaining balance of the Accrued Commitment Fee amount (together with any additional Commitment Fees payable thereon) in two installments on each of March 31, 2009 (in an amount of $2,430,166) and June 30, 2009 (in an amount of $2,430,166).”

2.5 Section 2.3(a) of the Agreement is amended by adding the following sentence at the end thereof:

“For the avoidance of doubt, the parties hereto acknowledge and agree that any interest accruing on a Reimbursement Claim, whether at the Interest Rate or the Overdue Rate, shall be based on the Reimbursement Claim after deducting the amount of Cash Collateral; provided, however, that if a Bankruptcy Event of Default has occurred and is continuing and GS is not permitted by Bankruptcy Law to apply the Cash Collateral against a Reimbursement Claim, then interest accruing on such Reimbursement Claim shall be based on the Reimbursement Claim without deduction of the amount of Cash Collateral.”

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2.6 Section 2.4 of the Agreement is amended by adding new subclause (d) as follows:

“(d) SAI shall have the right to request, upon 60 days prior written notice to GS, to extend the Expiry Date to the date that is three months after the term of the Bankcard Agreement referred to in clause (i) below, subject to the satisfaction of the following conditions: (i) the term of the Bankcard Agreement is extended to a date no later than June 30, 2010, (ii) SAI pays to GS an extension fee in the amount of $1,000,000 in immediately available funds on or before September 30, 2009, and (iii) this Agreement is further amended to require, without prejudice to any other obligation to provide Cash Collateral to be deposited with GS as provided in this Agreement in the amount of $1,000,000 per month in immediately available funds on the last day of each month. For the avoidance of doubt, the first Cash Collateral deposit shall be due on September 30, 2009 and subsequent deposits shall continue until the earlier of the Expiry Date or the Letter of Credit is cancelled or expires undrawn.

2.7 Section 5.2(a) of the Agreement is amended by restating clause (C) therein in its entirety and by adding new clauses (D) and (E) therein to read as follows:

“(C) as soon as available and in any event within 45 days after the end of each fiscal month, (i) its consolidated balance sheet and related statement of operations as of the end of and for such fiscal month and the then elapsed portion of the fiscal year and the related statements of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of such period) the previous fiscal year, all certified by one of its officers as presenting fairly in all material respects the financial condition and results of operations of SAI and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to period-end adjustments and lack of footnotes, (ii) operating statistics for such fiscal month, (iii) summary Bankcard ATL information for such fiscal month, (iv) summary booking curve for such fiscal month, and (v) a detailed summary of any material agreements signed, including any changes to SAI’s capital structure or leases.

“(D) GS agrees that it shall institute special controls on the financial reporting information provided pursuant to Section 5.2(a)(C), above; as follows: GS shall maintain as confidential all information provided to it by SAI or the Guarantor pursuant to Section 5.2(a)(C), and in particular GS shall limit the internal dissemination of such information to those officers, agents and employees of GS who work directly on, or have direct supervisory responsibility for, the letter of credit facility evidenced by this Agreement, except that GS may disclose such information (a) as required or requested by any federal or state regulatory authority or examiner, or as reasonably believed by GS to be compelled by any court decree, subpoena or legal or administrative order or process; (b) as, on the advice of GS’s counsel, is required by law; or (c) in connection with the exercise of any right or remedy under the Financing Documents or in connection any litigation to which GS is a party; and

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“(E) concurrently with any delivery of SAI’s financial statements under Section 5.2(a)(A), Section 5.2(a)(B) or Section 5.2(a)(C) above, a certificate of an officer of SAI, certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.”

2.8 Section 5.6(d) of the Agreement is amended by deleting the reference to “December 31, 2008” and inserting “the Expiry Date” in its place.

2.9 Section 6.1(i) of the Agreement is amended by deleting the reference to “December 31, 2008” and inserting “the Expiry Date” in its place.

2.10 Section 8.1 of the Agreement is amended by adding a new clause (m) to read as follows:

“(m) no later than 45 days after the Second Amendment Effective Date, the failure to occur of one of the following events: (i) the Investors (as defined in the GS Commitment Letter) or Affiliates thereof shall have contributed, in the form of equity or debt (to the extent permitted pursuant to the terms of the Agreement), $16,800,000 to SAI, (ii) the Letter of Credit shall have been Cash Collateralized in an amount no less than $16,800,000 or (iii) GS shall have notified SAI that GS is satisfied in its sole and absolute discretion with the GS Commitment Letter in an amount no less than $16,800,000.”

SECTION 3. CONDITIONS PRECEDENT. The provisions of this Amendment shall be effective as of the date first set forth above when, and only when each of the following conditions set forth in this Section 3 shall have been satisfied:

3.1 GS shall have received executed counterparts of this Amendment duly executed and delivered by an authorized officer of SAI and the Guarantor;

3.2 GS shall have received executed counterparts of the GS Commitment Letter, in form and substance reasonably satisfactory to GS, issued by the Investors (as defined therein) for the benefit of GS, duly executed and delivered by authorized officers thereof;

3.3 The Tranche B Purchasers shall have received executed counterparts of an amendment to the Purchase Agreement, in form and substance reasonably satisfactory to the Tranche B Purchasers, duly executed and delivered by the requisite parties thereto;

3.4 GS shall have received payment of $5,000,000 in immediately available funds pursuant to Section 2.2 of the Agreement, as amended hereby; and

3.5 SAI shall have paid all out of pocket costs and expenses of GS, including fees and expenses of counsel and technical advisors.

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SECTION 4. GENERAL.

4.1 Representations and Warranties. Each of the representations and warranties made by SAI and the Guarantor in Section 3 of the Reimbursement Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty are true and correct in all material respects as of such earlier date.

4.2 Financing Document; Cross References.

(a) This Amendment is one of the Financing Documents referred to in the Agreement and all provisions of the Agreement that pertain to Financing Documents generally shall apply to this Amendment. Each of the Financing Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Financing Documents to the Agreement shall be a reference to the Agreement, as amended hereby.

(b) Guarantor hereby consents to this Amendment and to the terms and conditions set forth herein and reaffirms all of its obligations as a guarantor thereof. Except as amended by this Amendment, the Financing Documents, including the Agreement and the Security Agreements, remain in full force and effect pursuant to their terms. As so amended, the Financing Documents are hereby reaffirmed by SAI, the Guarantor and GS. Each of SAI and Guarantor hereby further specifically reaffirm all grants of liens and security interests in favor of GS that are set forth in the Financing Documents and confirm that as amended hereby, all of the Obligations thereunder remain secured by such liens and security interests.

4.3 GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

4.4 Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of SAI and rights of GS expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law.

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4.5 Entire Agreement. This Amendment, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

4.6 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Financing Documents maintained by GS shall deemed to be originals.

4.7 Successors and Assigns. This Amendment shall be binding upon SAI, the Guarantor and GS and their respective successors and assigns, and shall inure to the benefit of SAI, the Guarantor and GS and the successors and assigns of GS. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Financing Documents. SAI may not assign or transfer any of its rights or Obligations under this Amendment without the prior written consent of GS.

SIGNATURES FOLLOW ON NEXTPAGE

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

GOLDMAN SACHS CREDIT PARTNERS LP.

By:	/s/ Caroline Benton
Name:	Caroline Benton
Title:	Authorized Signatory

SPIRIT AIRLINES, INC.

By:	/s/ David Lancelot
Name:	David Lancelot
Title:	SVP & CFO

SPIRIT AVIATION SERVICES, LLC

By:	/s/ David Lancelot
Name:	David Lancelot
Title:	SVP & CFO

THIRD AMENDMENT TO REIMBURSEMENT AGREEMENT

THIRD AMENDMENT TO REIMBURSEMENT AGREEMENT (“Amendment”), dated as of May 21, 2009, is entered into among GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (“GS”), SPIRIT AIRLINES, INC., a Delaware corporation (“SAI”), and SPIRIT AVIATION SERVICES, LLC, a Michigan limited liability company (the “Guarantor”).

WHEREAS, GS, SAI and Guarantor have entered into that certain Reimbursement Agreement dated as of July 12, 2005, as amended by the First Amendment to Reimbursement Agreement dated as of July 13, 2006 and the Second Amendment to Reimbursement Agreement dated as of December 12, 2008 (as so amended, the “Agreement”).

WHEREAS, SAI has informed GS that it plans to enter into a new Bankcard Agreement with U.S. Bank National Association which will replace the existing Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI, JPMorgan Chase Bank and Chase Merchant Services L.L.C., as amended to date.

WHEREAS, subject to the terms and conditions hereinafter set forth, GS is willing to amend the Agreement as provided herein in connection with the new Bankcard Agreement.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein are used as defined in the Agreement.

Section 2. Covenant. GS hereby agrees, subject to the terms and conditions herein, to deliver to U.S. Bank National Association, on the Letter of Credit Exchange Date (as defined below), a new Acceptable Letter of Credit (as defined below) in the amount of the Letter of Credit Amount (as defined below) with an expiry date of October 1, 2010. For the avoidance of doubt, GS shall not be obligated to deliver such Acceptable Letter of Credit until it has received the original letter of credit issued in connection with the Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI, JPMorgan Chase Bank and Chase Merchant Services L.L.C., as amended to date.

Section 3. Amendments. Effective as of the Letter of Credit Exchange Date (as defined below), the Agreement is hereby amended as follows:

3.1 The following definitions contained in Section 1 of the Agreement are hereby restated in their entirety to read as follows:

“Adjusted Stated Limit” means at any time:

(i)	the Letter of Credit Amount; minus

(ii)	the aggregate amount of all Drawings paid pursuant to a Letter of Credit.

It being understood that the Adjusted Stated Limit and the Available Amount defined in the Letter of Credit in the form delivered on the Letter of Credit Exchange Date shall be the same amount at any time of determination.

“Bankcard Agreement” means the Signatory Agreement dated as of May 21, 2009, among SAI and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

“Cash Collateral” means any amount delivered by SAI to GS pursuant to Section 5.6(c) to be held by GS as collateral against the Obligations.

“Deposit” shall have the meaning ascribed thereto in the Bankcard Agreement.

“Drawing Amount” means, at any time, an amount equal to the lesser of the (x) Adjusted Stated Limit and (y) the amount by which the Chargebacks and other due fees intended to be collateralized by the Deposit then owing by SAI under the Bankcard Agreement (excluding any Chargebacks and other amounts for which a Drawing has been previously made under the Letter of Credit) exceeds the sum of (i) the Deposit consisting of cash at the time of such demand plus (y) the available amount under any other guaranty, letter of credit or other collateral provided by SAI as collateral for its obligations under the Bankcard Agreement.

“Drawing Certificate” means, a certificate of a duly authorized officer of the Servicer that:

(a) Chargebacks and other currently due fees intended to be collateralized by the Deposit are due and owing which are in excess of the sum of (x) the Deposit consisting of cash at the date of such Demand Certificate plus (y) the available amount under any other guaranty, letter of credit or other collateral provided by SAI as collateral for its obligations under the Bankcard Agreement; and

(b) Sets forth a calculation in reasonable detail of the Drawing Amount;

or such other drawing certificate provided for in a Letter of Credit.

“Expiry Date” means October 1, 2010 or such earlier date on which this Agreement may be terminated by SAI pursuant to Section 2.4 or by GS pursuant to Section 8.

“Financing Document” means this Agreement, the First Amendment to Reimbursement Agreement, the Second Amendment to Reimbursement Agreement, the Third Amendment to Reimbursement Agreement, the Security Agreements, the Servicer Consent, the Blocked Account Agreement, the Collateral Agency, Subordination and Intercreditor Agreement and the GS Commitment Letter.

“Gross Exposure” shall have the meaning ascribed thereto in the Bankcard Agreement.

“Servicer Consent” means the consent of the Servicer to the hypothecation of the Bankcard Agreement by SAI to GS and the covenant of the Servicer not to disburse funds due SAI except to the Blocked Account.

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“Servicer” and “Servicers” means U.S. Bank National Association.

3.2 Section 1 of the Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“Letter of Credit Amount” shall mean the following amount as of the date set forth below:

Date	Letter of Credit Amount
Any time prior to September 30, 2009	$29,000,000
September 30, 2009 to and including October 31, 2009	$28,000,000
November 1, 2009 to and including November 30, 2009	$26,000,000
December 1, 2009 to and including December 31, 2009	$25,000,000
January 1, 2010 to and including January 31, 2010	$24,000,000
February 1, 2010 to and including February 28, 2010	$23,000,000
March 1, 2010 to and including March 31, 2010	$22,000,000
April 1, 2010 to and including April 30, 2010	$21,000,000
May 1, 2010 to and including May 31, 2010	$20,000,000
June 1, 2010 to and including June 30, 2010	$19,000,000
July 1, 2010 to and including July 31, 2010	$18,000,000
August 1, 2010 to and including August 31, 2010	$17,000,000
September 1, 2010 to and including September 30, 2010	$16,000,000
October 1, 2010	$15,000,000

“Letter of Credit Exchange Date” means the date that the letter of credit issued in connection with the Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI, JPMorgan Chase Bank and Chase Merchant Services L.L.C., as amended to date, is returned to GS or its designated agent, which date shall be no later than September 30, 2009.

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“Third Amendment Effective Date” means May 21, 2009.

“Third Amendment to Reimbursement Agreement” means the Third Amendment to Reimbursement Agreement, dated as of the Third Amendment Effective Date, entered into among GS, SAI and Guarantor.

3.3 Section 1 of the Agreement is hereby amended by deleting the following definitions in their entirety: Balance Requirement, Bankcard ATL, CMS, JPMorgan, Modified Balance Requirement and Reserve Account.

3.4 Section 1 of the Agreement is hereby amended by inserting the following immediately before clause (b) of the definition of Acceptable Letter of Credit: “(the parties hereto acknowledge and agree that GS Bank U.S.A. and Bayerische Hypo Und Vereinsbank AG are acceptable letter of credit issuers hereunder so long as they are acceptable to the Servicer),”.

3.5 Clauses (c) and (d) of Section 2.1 of the Agreement are hereby restated in their entirety to read as follows:

“(c) On the Letter of Credit Exchange Date, GS shall deliver to Servicer a new Acceptable Letter of Credit in the amount of the Letter of Credit Amount with an expiry date of October 1, 2010. For the avoidance of doubt, GS shall not be obligated to deliver such Acceptable Letter of Credit until it has received the original letter of credit issued in connection with the Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI, JPMorgan Chase Bank and Chase Merchant Services L.L.C., as amended to date.

“(d) At least 90 days prior to the issuance of a renewal or replacement of an Acceptable Letter of Credit pursuant to Section 2.1(b), GS shall notify SAI and the Servicer of the terms and conditions thereof and shall afford SAI and the Servicer an opportunity to review and approve or disapprove any deviation from the terms of the Letter of Credit then in effect. SAI shall not have the right to object to the terms of any proposed renewal or replacement of an Acceptable Letter of Credit that is acceptable to the Servicer and consistent with Exhibit A hereto in all material respects. GS agrees that the definition of “Available Amount” and the text of Exhibit A shall not be modified from the form in which the same exist on the Letter of Credit Exchange Date without consent of SAI.”

3.6 Clause (d) of Section 2.4 of the Agreement is restated in its entirety to read as follows:

“(d) On the Letter of Credit Exchange Date, SAI shall pay to GS a letter of credit exchange fee in the amount of $1,000,000 in immediately available funds.”

3.7 Section 5.2(d) of the Agreement is restated in its entirety to read as follows:

“(d) Other Information. Promptly from time to time, such other information concerning SAI or its Subsidiaries as GS may reasonably request, including, without limitation, information concerning the Gross Exposure under the Bankcard Agreement.”

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3.8 Section 5.6 of the Agreement is restated in its entirety to read as follows:

“5.6 Minimum Cash Collateral; Deposit Balance.

“(a) Except for normal fluctuations from Chargebacks incurred in the ordinary course of business, there shall be at all times on and after September 30, 2009 at least $20,000,000 of Deposit consisting of cash provided for under the Bankcard Agreement (“SAT Reserve Cash”). SAI shall not receive any distributions of cash from the Deposit at any time that SAI Reserve Cash is less than $20,000,000 or after such distribution would be less than $20,000,000. As a condition to the effectiveness of one or more Covenant Event of Default Waivers pursuant to Section 8.2 and/or a Bankruptcy Forbearance Period pursuant to Section 8.3, on the one hand, or an increase in subordinated debt in excess of $20,000,000 at any one time outstanding pursuant to Section 6.1(i), on the other hand, SAI Reserve Cash shall be increased for all purposes under this Section 5.6 to the lesser of $25,000,000 and the Letter of Credit Amount. As a condition to the effectiveness of a combination of (x) one or more Covenant Event of Default Waivers pursuant to Section 8.2 and/or a Bankruptcy Forbearance Period pursuant to Section 8.3 and (y) an increase in subordinated debt in excess of $20,000,000 at any one time outstanding pursuant to Section 6.1(i), SAI Reserve Cash shall be increased for all purposes under this Section 5.6 to the lesser of $30,000,000 and the Letter of Credit Amount.”

“(b) If at any time on and after September 30, 2009 the amount of the Deposit consisting of cash shall for three consecutive business days be less than 5% of SAI Reserve Cash amount then in effect, SAI shall wire funds to the Servicer in the amount necessary to restore the amount actually on deposit therein to the amount of SAI Reserve Cash.”

“(c) In the event that SAI and the Servicer agree that that the Required Amount (as defined in the Bankcard Agreement) may be less than 100% of Gross Exposure and such agreement results in the Servicer releasing a portion of the Deposit, then 50% of such released funds shall be remitted to GS to be held as Cash Collateral and 50% of such released funds shall be remitted to SAI; provided that (i) the Required Amount shall be no less than 85% of Gross Exposure and (ii) no such funds shall be remitted to SAI unless it holds unrestricted cash of no less than the higher of $45,000,000 and an amount equal to the 30 days of average daily operating expenses of SAI based on the immediately preceding three month period. For the avoidance of doubt, funds held as Cash Collateral shall be deemed to be unrestricted cash.”

3.9 Section 8.1 of the Agreement is amended by deleting clause (m) therein in its entirety.

3.10 Exhibit A to the Agreement is hereby amended and restated to be in the form attached hereto as Exhibit A.

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Section 4. Conditions Precedent. The provisions of this Amendment shall be effective as of the Third Amendment Effective Date when, and only when each of the following conditions set forth in this Section 3 shall have been satisfied:

4.1 GS shall have received executed counterparts of this Amendment duly executed and delivered by an authorized officer of SAI and the Guarantor;

4.2 GS shall have received the Servicer Consent, duly executed and delivered by an authorized officer of the Servicer; and

4.3 SAI shall have paid all out of pocket costs and expenses of GS, including fees and expenses of counsel.

Section 5. General.

5.1 Representations and Warranties. Each of the representations and warranties made by SAI and the Guarantor in Section 3 of the Reimbursement Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty are true and correct in all material respects as of such earlier date.

5.2 Financing Document; Cross References.

(a) This Amendment is one of the Financing Documents referred to in the Agreement and all provisions of the Agreement that pertain to Financing Documents generally shall apply to this Amendment. Each of the Financing Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Financing Documents to the Agreement shall be a reference to the Agreement, as amended hereby.

(b) Guarantor hereby consents to this Amendment and to the terms and conditions set forth herein and reaffirms all of its obligations as a guarantor thereof. Except as amended by this Amendment, the Financing Documents, including the Agreement and the Security Agreements, remain in full force and effect pursuant to their terms. As so amended, the Financing Documents are hereby reaffirmed by SAI, the Guarantor and GS. Each of SAI and Guarantor hereby further specifically reaffirm all grants of liens and security interests in favor of GS that are set forth in the Financing Documents and confirm that as amended hereby, all of the Obligations thereunder remain secured by such liens and security interests.

5.3 GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.4 Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision

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of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of SAI and rights of GS expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law.

5.5 Entire Agreement. This Amendment, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

5.6 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Financing Documents maintained by GS shall deemed to be originals.

5.7 Successors and Assigns. This Amendment shall be binding upon SAI the Guarantor and GS and their respective successors and assigns, and shall inure to the benefit of SAI the Guarantor and GS and the successors and assigns of GS. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Financing Documents. SAI may not assign or transfer any of its rights or Obligations under this Amendment without the prior written consent of GS.

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Buckley Ratchford
Name: Buckley Ratchford
Title: Authorized Signatory

SPIRIT AIRLINES, INC.

By:	/s/ Thomas C. Canfield
Name: Thomas C. Canfield
Title: SVP & General Counsel

SPIRIT AVIATION SERVICES, LLC

By:	Spirit Airlines, Inc., sole member

By:	/s/ Thomas C. Canfield
Name: Thomas C. Canfield
Title: SVP & General Counsel

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EXHIBIT A

LETTER OF CREDIT

EXHIBIT A

Date of Issue:              August 2009

Irrevocable Standby Letter of Credit Number:

Beneficiary:

U.S. Bank National Association

Mail Station BC MN H22P

800 Nicollet Mall

Minneapolis, MN 55415

Attention: Credit Manager

Amount:	Initial Expiry Date/Place:
See Exhibit C	1 October 2010/New York, NY

Re: Spirit Airlines

Dear Sirs:

We hereby establish our Standby Letter of Credit (“Letter of Credit”) in favor of U.S. Bank National Association (“Beneficiary”) with Spirit Airlines, Inc. (“Spirit”), referenced below, on behalf of Goldman, Sachs & Co., for the available amount from time to time as set forth in Exhibit C hereto, which amount shall be automatically reduced by the amount of each drawing hereunder, available by the Beneficiary’s draft(s) drawn on us at sight (the “Available Amount”).

Subject to the provisions of this Letter of Credit, you are hereby irrevocably authorized to make one or more drawings, each in an amount not in excess of the Available Amount in effect on the date such drawing is made by presentment to us at our office at 150 East 42nd Street, 28th Floor, New York, NY 10017 on or prior to the Date of Expiry (as such term is defined below) of a duly completed certificate in the form of Exhibit A attached hereto (the “Demand Certificate”), signed on your behalf by a person purporting to be your authorized signatory, accompanied by the original Letter of Credit.

Partial drawings are permitted, provided that not more than one drawing may be made during any calendar week.

This Letter of Credit is transferable in its entirety (but not in part) to any entity(ies) designated by Beneficiary as a transferee under the Signatory Agreement dated 21 May 2009 between Beneficiary and Spirit (the “Bankcard Agreement”) and may be successively so transferred. Transfer of the Available Amount under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form set forth as Exhibit B to this Letter of Credit.

The initial term of this Letter of Credit shall commence upon the Date of Issue (set forth above) and continue through and terminate on the close of business on 1 October 2010 unless extended (the then effective date on which this Letter of Credit terminates is the “Date of Expiry”).

EXHIBIT A

We hereby engage with you that all Demand Certificates presented in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us.

Our obligation under this Letter of Credit shall be absolute and shall not be affected by any circumstance, claim or defense (real or personal), setoff or counterclaim of Spirit or any other person as to the enforceability of the Bankcard Agreement referenced herein, it being understood that our obligations shall be that of a primary obligor, and not that of a surety or guarantor.

This Letter of Credit and the Exhibits hereto sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended, or amplified by reference to any facts now known to the undersigned or hereafter made known to the undersigned or to any document, instrument or agreement in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document, instrument or agreement.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce, Publication No. 600.

Bayerische Hypo und Vereinsbank AG

New York Branch

[Authorized Signature(s)]

EXHIBIT A

EXHIBIT A

TO THE LETTER OF CREDIT

Bayerische Hypo-und Vereinsbank AG

150 East 42nd Street

New York, NY 10017

Re: Irrevocable Standby Letter of Credit Number: SB246653 (the “Letter of Credit”)

The undersigned, an authorized signatory of U.S. Bank National Association and/or its successors or assigns, the Beneficiary of the Letter of Credit, hereby certifies to Bayerische Hypo-und Vereinsbank AG (the “Bank”) that:

(a) The Beneficiary hereby demands payment of $             (“Demand Amount”) under the Letter of Credit for the purpose of paying and/or assuring future payment of amounts due from Spirit pursuant to the Signatory Agreement (including all appendices and amendments thereto) dated May 21, 2009 between U.S. Bank National Association, and Spirit Airlines, Inc. (“Spirit”), currently and/or contingently, to Beneficiary.

(b) The Demand Amount is equal to or less than the Available Amount under the Letter of Credit.

EXHIBIT A

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Demand Certificate as of the      day of                     ,     .

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

By:
Name:

Authorized Signatory

EXHIBIT A

EXHIBIT B

TO THE LETTER OF CREDIT

INSTRUCTIONS TO TRANSFER

                    , 20

Bayerische Hypo-und Vereinsbank AG

New York Branch

150 East 42nd Street

New York, NY 10017-4679

Attention: Manager, Letter of Credit Department

Re: Irrevocable Letter of Credit No.

Gentlemen:

The undersigned is named as a beneficiary in the Letter of Credit referred to above (the “Letter of Credit”). The undersigned now wishes to transfer to the Transferee named below, all rights to the undersigned to draw under the Letter of Credit.

Name of Transferee Address

Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit. Such Transferee shall hereafter have rights as a beneficiary under the Letter of Credit.

The Letter of Credit is enclosed herewith.

EXHIBIT B

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the      day of                     , 20    .

[NAME OF TRANSFEROR]

By:
Title:

EXHIBIT B

The undersigned, [Name of Transferee], hereby accepts the foregoing transfer of rights under the Letter of Credit.

[NAME OF TRANSFEREE]

By:
Title:

Address: [insert address]

EXHIBIT B

EXHIBIT C

TO THE LETTER OF CREDIT

Date	Available Amount
Any time prior to September 30, 2009	$29,000,000
September 30, 2009 to and including October 31, 2009	$28,000,000
November 1, 2009 to and including November 30, 2009	$26,000,000
December 1, 2009 to and including December 31, 2009	$25,000,000
January 1, 2010 to and including January 31, 2010	$24,000,000
February 1, 2010 to and including February 28, 2010	$23,000,000
March 1, 2010 to and including March 31, 2010	$22,000,000
April 1, 2010 to and including April 30, 2010	$21,000,000
May 1, 2010 to and including May 31, 2010	$20,000,000
June 1, 2010 to and including June 30, 2010	$19,000,000
July 1, 2010 to and including July 31, 2010	$18,000,000
August 1, 2010 to and including August 31, 2010	$17,000,000
September 1, 2010 to and including September 30, 2010	$16,000,000
October 1, 2010	$15,000,000

EXHIBIT C

FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT

This FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT (“Amendment”), dated as of September 30, 2010, is entered into among GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (“GS”), SPIRIT AIRLINES, INC., a Delaware corporation (“SAI”), and SPIRIT AVIATION SERVICES, LLC, a Michigan limited liability company (the “Guarantor”).

WHEREAS, GS, SAI and Guarantor have entered into that certain Reimbursement Agreement dated as of July 12, 2005, as amended by the First Amendment to Reimbursement Agreement dated as of July 13, 2006, the Second Amendment to Reimbursement Agreement dated as of December 12, 2008 and the Third Amendment to Reimbursement Agreement dated as of May 21, 2009 (as so amended, the “Agreement”).

WHEREAS, SAI entered into the Signatory Agreement dated as of May 21, 2009 (the “Bankcard Agreement”) with U.S. Bank National Association (the “Servicer”) which replaced the existing Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI, JPMorgan Chase Bank and Chase Merchant Services L.L.C.

WHEREAS, in connection with the Bankcard Agreement and the Third Amendment to Reimbursement Agreement, GS delivered to the Servicer a Letter of Credit which by its terms will expire on October 1, 2010.

WHEREAS, subject to the terms and conditions hereinafter set forth, GS is willing to amend the Agreement as provided herein in connection with the extension of the expiration date of the existing Letter of Credit.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement (as amended by this Amendment).

Section 2. Covenant. GS hereby agrees, subject to the terms and conditions herein, that on or prior to September 30, 2010 it shall deliver to U.S. Bank National Association confirmation from Bayerische Hypo Und Vereinsbank AG that the expiration date of the Letter of Credit has been extended to April 30, 2011 and that the Letter of Credit has been amended such that the “Available Amount” thereunder is equal at all times to the applicable Letter of Credit Amount.

Section 3. Amendments. Effective as of the Letter of Credit Extension Date (as defined below), the Agreement is hereby amended as follows:

3.1 The following definitions contained in Section 1 of the Agreement are hereby amended and restated in their entirety to read as follows:

“Expiry Date” means April 30, 2011 or such earlier date on which this Agreement may be terminated by SAI pursuant to Section 2.4 or by GS pursuant to Section 8.

“Financing Document” means this Agreement, the First Amendment to Reimbursement Agreement, the Second Amendment to Reimbursement Agreement, the Third Amendment to Reimbursement Agreement, the Fourth Amendment to Reimbursement Agreement, the Security Agreements, the Servicer Consent, the Blocked Account Agreement, the Collateral Agency, Subordination and Intercreditor Agreement and the GS Commitment Letter.

“Letter of Credit Amount” shall mean the following amount as of the date set forth below:

Date	Letter of Credit Amount
Any time prior to September 30, 2009	$29,000,000
September 30, 2009 to and including October 31, 2009	$28,000,000
November 1, 2009 to and including November 30, 2009	$26,000,000
December 1, 2009 to and including December 31, 2009	$25,000,000
January 1, 2010 to and including January 31, 2010	$24,000,000
February 1, 2010 to and including February 28, 2010	$23,000,000
March 1, 2010 to and including March 31, 2010	$22,000,000
April 1, 2010 to and including April 30, 2010	$21,000,000
May 1, 2010 to and including May 31, 2010	$20,000,000
June 1, 2010 to and including June 30, 2010	$19,000,000
July 1, 2010 to and including July 31, 2010	$18,000,000
August 1, 2010 to and including August 31, 2010	$17,000,000
September 1, 2010 to and including September 30, 2010	$16,000,000
October 1, 2010 to and including February 28, 2011	$15,000,000
March 1, 2011 to and including March 31, 2011	$13,000,000
April 1, 2011 to and including April 30, 2011	$11,000,000

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3.2 Section 1 of the Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“Fourth Amendment Effective Date” means September 30, 2010.

“Fourth Amendment to Reimbursement Agreement” means the Fourth Amendment to Reimbursement Agreement, dated as of the Fourth Amendment Effective Date, entered into among GS, SAI and Guarantor.

“Letter of Credit Extension Date” means the date upon which the expiration date of the Letter of Credit is extended to April 1, 2011, which date shall be no later than September 30, 2010.

3.3 Clause (c) of Section 2.1 of the Agreement is hereby amended by adding the following sentence thereto at the end of said clause:

“On the Letter of Credit Extension Date, GS shall deliver to Servicer confirmation from Bayerische Hypo Und Vereinsbank AG that the expiration date of the Letter of Credit has been extended to April 30, 2011 and that the Letter of Credit has been amended such that the “Available Amount” thereunder is equal at all times to the applicable Letter of Credit Amount.”

3.4 Clause (d) of Section 2.1 of the Agreement is hereby amended by deleting the reference to “Letter of Credit Exchange Date” and inserting “Letter of Credit Extension Date” in its place.

3.5 Clause (a) of Section 2.4 of the Agreement is hereby amended by deleting “December 31, 2006” and inserting “January 15, 2011” in its place.

3.6 Clause (d) of Section 2.4 of the Agreement is hereby deleted in its entirety.

Section 4. Conditions Precedent. The provisions of this Amendment shall be effective as of the Fourth Amendment Effective Date when, and only when each of the following conditions set forth in this Section 3 shall have been satisfied:

4.1 GS shall have received executed counterparts of this Amendment duly executed and delivered by an authorized officer of SAI and the Guarantor; and

4.2 SAI shall have paid all out of pocket costs and expenses of GS, including fees and expenses of counsel.

Section 5. General.

5.1 Representations and Warranties. Each of the representations and warranties made by SAI and the Guarantor in Section 3 of the Reimbursement Agreement are true and correct in

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all material respects on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty are true and correct in all material respects as of such earlier date.

5.2 Financing Document; Cross References.

(a) This Amendment is one of the Financing Documents referred to in the Agreement and all provisions of the Agreement that pertain to Financing Documents generally shall apply to this Amendment. Each of the Financing Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Financing Documents to the Agreement shall be a reference to the Agreement, as amended hereby.

(b) Guarantor hereby consents to this Amendment and to the terms and conditions set forth herein and reaffirms all of its obligations as a guarantor thereof. Except as amended by this Amendment, the Financing Documents, including the Agreement and the Security Agreements, remain in full force and effect pursuant to their terms. As so amended, the Financing Documents are hereby reaffirmed by SAI, the Guarantor and GS. Each of SAI and Guarantor hereby further specifically reaffirm all grants of liens and security interests in favor of GS that are set forth in the Financing Documents and confirm that as amended hereby, all of the Obligations thereunder remain secured by such liens and security interests.

5.3 GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.4 Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of SAI and rights of GS expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law.

5.5 Entire Agreement. This Amendment, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

5.6 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Financing Documents maintained by GS shall deemed to be originals.

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5.7 Successors and Assigns. This Amendment shall be binding upon SAI the Guarantor and GS and their respective successors and assigns, and shall inure to the benefit of SAI the Guarantor and GS and the successors and assigns of GS. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Financing Documents. SAI may not assign or transfer any of its rights or Obligations under this Amendment without the prior written consent of GS.

[Signatures Follow On Next Page]

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Ted Goldthorpe
Name: Ted Goldthorpe
Title: Authorized Signatory

SPIRIT AIRLINES, INC.

By:	/s/ David Lancelot
Name: David Lancelot
Title: SVP & CFO

SPIRIT AVIATION SERVICES, LLC

By:	/s/ David Lancelot
Name: David Lancelot
Title: SVP & CFO

FIFTH AMENDMENT TO REIMBURSEMENT AGREEMENT

This FIFTH AMENDMENT TO REIMBURSEMENT AGREEMENT (“Amendment”), dated as of April 29, 2011, is entered into among GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (“GS”), SPIRIT AIRLINES, INC., a Delaware corporation (“SAI”), and SPIRIT AVIATION SERVICES, LLC, a Michigan limited liability company (the “Guarantor”).

WHEREAS, GS, SAI and Guarantor have entered into that certain Reimbursement Agreement dated as of July 12, 2005, as amended by the First Amendment to Reimbursement Agreement dated as of July 13, 2006, the Second Amendment to Reimbursement Agreement dated as of December 12, 2008, the Third Amendment to Reimbursement Agreement dated as of May 21, 2009 and the Fourth Amendment to Reimbursement Agreement dated as of September 30, 2010 (as so amended, the “Agreement”).

WHEREAS, SAI entered into the Signatory Agreement dated as of May 21, 2009 (the “Bankcard Agreement”) with U.S. Bank National Association (the “Servicer”) which replaced the existing Merchant Services Bankcard Agreement, effective July 26, 2004, among SAI, JPMorgan Chase Bank and Chase Merchant Services L.L.C.

WHEREAS, in connection with the Bankcard Agreement and the Third Amendment to Reimbursement Agreement, GS delivered to the Servicer a Letter of Credit which by its terms would have expired on October 1, 2010.

WHEREAS, in connection with the Fourth Amendment to Reimbursement Agreement, the expiration date of the Letter of Credit was extended to April 30, 2011 and the Agreement was amended such that it will expire as of April 30, 2011.

WHEREAS, subject to the terms and conditions hereinafter set forth, GS is willing to amend the Agreement as provided herein in connection with the extension of the expiration date of the existing Letter of Credit and the amendment of the amount of such Letter of Credit and the parties hereto will effect the other amendments to the Agreement set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement (as amended by this Amendment).

Section 2. Covenant. GS hereby agrees, subject to the terms and conditions herein, that on or prior to May 2, 2011 it shall deliver to U.S. Bank National Association confirmation from Bayerische Hypo Und Vereinsbank AG that the expiration date of the Letter of Credit has been extended to April 30, 2012 (or a date thereafter) and that the Letter of Credit has been amended such that the “Available Amount” thereunder is equal to the Letter of Credit Amount.

Section 3. Amendments. Effective as of the Letter of Credit Extension Date (as defined below), the Agreement is hereby amended as follows:

3.1 The following definitions contained in Section 1 of the Agreement are hereby amended and restated in their entirety to read as follows:

“Commitment Fee” means, at any time of calculation, an amount equal to 15% per annum of the Commitment Amount, payable of the last day of each calendar month.

“Expiry Date” means April 30, 2014 or such earlier date on which this Agreement may be terminated by SAI pursuant to Section 2.4 or by GS pursuant to Section 8.

“Financing Document” means this Agreement, the First Amendment to Reimbursement Agreement, the Second Amendment to Reimbursement Agreement, the Third Amendment to Reimbursement Agreement, the Fourth Amendment to Reimbursement Agreement, the Fifth Amendment to Reimbursement Agreement, the Security Agreements, the Servicer Consent, the Blocked Account Agreement, the Collateral Agency, Subordination and Intercreditor Agreement and the GS Commitment Letter.

“Letter of Credit Amount” shall mean $30,000,000.

“Letter of Credit Extension Date” means the date upon which the expiration date of the Letter of Credit is extended to April 30, 2012 (or a date thereafter), which date shall be no later than May 2, 2011.

3.2 Section 1 of the Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“Fifth Amendment Effective Date” means April 29, 2011.

“Fifth Amendment to Reimbursement Agreement” means the Fifth Amendment to Reimbursement Agreement, dated as of the Fifth Amendment Effective Date, entered into among GS, SAI and Guarantor.

3.3 Clause (c) of Section 2.1 of the Agreement is hereby amended by amending and restating the final sentence thereof to read as follows:

“On the Letter of Credit Extension Date, GS shall deliver to Servicer confirmation from Bayerische Hypo Und Vereinsbank AG that the expiration date of the Letter of Credit has been extended to April 30, 2012 (or a date thereafter) and that the Letter of Credit has been amended such that the “Available Amount” thereunder is equal to the Letter of Credit Amount.”

3.4 Clause (a) of Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

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“[Intentionally Omitted.]”

3.5 Clause (b) of Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“If (i) the stated date of termination is between the Fifth Amendment Effective Date and June 30, 2012, then SAI shall pay or cause to be paid a premium equal to 2% (200 basis points); or (ii) the stated date of termination is between July 1, 2012 and April 30, 2014, then SAI shall pay or cause to be paid a premium equal to 1% (100 basis points); in each case times the Commitment Amount plus all Reimbursement Claims that remain unpaid on the date of termination and accrued interest on all such Reimbursement Claims that remain unpaid on the date of termination; and”

Section 4. GS Commitment Letter. The GS Commitment Letter shall be and is hereby terminated and the Investors (as such term is defined in the GS Commitment Letter) are hereby released from their obligations thereunder.

Section 5. Conditions Precedent. The provisions of this Amendment shall be effective as of the Fifth Amendment Effective Date when, and only when each of the following conditions set forth in this Section 5 shall have been satisfied:

5.1 GS shall have received executed counterparts of this Amendment duly executed and delivered by an authorized officer of SAI and the Guarantor; and

5.2 SAI shall have paid all out of pocket costs and expenses of GS, including fees and expenses of counsel.

Section 6. General.

6.1 Representations and Warranties. Each of the representations and warranties made by SAI and the Guarantor in Section 3 of the Reimbursement Agreement are true and correct in all material respects on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty are true and correct in all material respects as of such earlier date.

6.2 Financing Document; Cross References.

(a) This Amendment is one of the Financing Documents referred to in the Agreement and all provisions of the Agreement that pertain to Financing Documents generally shall apply to this Amendment. Each of the Financing Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Financing Documents to the Agreement shall be a reference to the Agreement, as amended hereby.

(b) Guarantor hereby consents to this Amendment and to the terms and conditions set forth herein and reaffirms all of its obligations as a guarantor thereof. Except as

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amended by this Amendment, the Financing Documents, including the Agreement and the Security Agreements, remain in full force and effect pursuant to their terms. As so amended, the Financing Documents are hereby reaffirmed by SAI, the Guarantor and GS. Each of SAI and Guarantor hereby further specifically reaffirm all grants of liens and security interests in favor of GS that are set forth in the Financing Documents and confirm that as amended hereby, all of the Obligations thereunder remain secured by such liens and security interests.

6.3 GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6.4 Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of SAI and rights of GS expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law.

6.5 Entire Agreement. This Amendment, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.6 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Financing Documents maintained by GS shall deemed to be originals.

6.7 Successors and Assigns. This Amendment shall be binding upon SAI the Guarantor and GS and their respective successors and assigns, and shall inure to the benefit of SAI the Guarantor and GS and the successors and assigns of GS. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Financing Documents. SAI may not assign or transfer any of its rights or Obligations under this Amendment without the prior written consent of GS.

[Signatures Follow On Next Page]

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Courtney Mather
Name: Courtney Mather
Title: Authorized Signatory

SPIRIT AIRLINES, INC.

By:	/s/ Thomas C. Canfield
Name:
Title:

SPIRIT AVIATION SERVICES, LLC

By:	/s/ Thomas C. Canfield
Name:
Title: